  Exhibit 4.7   EXECUTION VERSION   DATED 20 February 2019   US$ 1,650,000,000   FACILITY AGREEMENT   FOR   MILLICOM INTERNATIONAL CELLULAR S.A.   ARRANGED BY   MORGAN STANLEY BANK INTERNATIONAL LIMITED   GOLDMAN SACHS BANK USA   J.P. MORGAN SECURITIES PLC   WITH   J.P. MORGAN EUROPE LIMITED ACTING AS AGENT       BRIDGE TERM FACILITY AGREEMENT           tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    CONTENTS   Clause Page       1. Definitions and Interpretation 1       2. The Facility 33       3. Purpose 35       4. Conditions of Utilisation 36       5. Utilisation - Loans 38       6. Repayment 40       7. Prepayment and Cancellation 41       8. Interest 48       9. Interest Periods 49       10.   Changes to the Calculation of Interest 50       11.   Fees 51       12.   Tax Gross Up and Indemnities 52       13.   Increased Costs 57       14.   Other Indemnities 59       15.   Mitigation by the Lenders 61       16.   Costs and Expenses 61       17.   Guarantee and Indemnity 63       18.   Representations 66       19.   Information Undertakings 71       20.   Financial Covenants 76       21.   General Undertakings 83       22.   Events of Default 89       23.   Changes to the Lenders 94       24.   Changes to the Obligors 99       25.   Role of the Agent and the Arranger 101       26.   Conduct of Business by the Finance Parties 109       27.   Sharing among the Finance Parties 109 tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

      28.   Payment Mechanics 112       29.   Set-off 116       30.   Notices 116       31.   Calculations and Certificates 118       32.   Partial Invalidity 118       33.   Remedies and Waivers 119       34.   Amendments and Waivers 119     tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    35.   Confidentiality 125       36.   Confidentiality of Reference Bank Rates 129       37.   Counterparts 130       38.   Governing Law 131       39.   Enforcement 131   Schedule 1 The Original Parties 132     Part I The Original Obligors 132     Part II The Original Lenders 133     Schedule 2 Conditions Precedent 134     Part I Conditions Precedent to Initial Utilisation 134     Part II Conditions Precedent required to be delivered by an Additional Borrower 136     Schedule 3 Requests 137     Part I Utilisation Request 137     Part II Selection Notice 138     Schedule 4 Form of Transfer Certificate 139     Schedule 5 Form of Assignment Agreement 141     Schedule 6 Form of Accession Letter 144     Schedule 7 Form of Resignation Letter 145     Schedule 8 Form of Compliance Certificate 146     Schedule 9 LMA Form of Confidentiality Undertaking 147     Schedule 10 Timetables 153     Schedule 11 Form of Increase Confirmation 154     Schedule 12 Form of Substitute Affiliate Lender Designation Notice 156     tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    THIS AGREEMENT is dated 20 February 2019 and made   BETWEEN:   (1) MILLICOM INTERNATIONAL CELLULAR S.A., a company (société anonyme) incorporated under the laws of Luxembourg, having its registered office at 2, rue du Fort Bourbon, L-1249 Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B. 40.630 (the “Company”);   (2) THE COMPANY listed in Part I of Schedule 1 (The Original Parties) as original borrower (the “Original Borrower”);   (3) THE COMPANY listed in Part I of Schedule 1 (The Original Parties) as guarantor (the “Guarantor”);   (4) GOLDMAN SACHS BANK USA, J.P. MORGAN SECURITIES PLC AND MORGAN STANLEY BANK INTERNATIONAL LIMITED as coordinators and bookrunning mandated lead arrangers (whether acting individually or together the “Arranger”);   (5) THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”); and   (6) J.P. MORGAN EUROPE LIMITED as agent of the other Finance Parties (the “Agent”).   IT IS AGREED as follows:   SECTION 1 INTERPRETATION   1. DEFINITIONS AND INTERPRETATION   1.1 Definitions   In this Agreement:   ”Acceptable Bank” means a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A3 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency.   “Accession Letter” means a document substantially in the form set out in Schedule 5 (Form of Accession Letter).   “Acquired Debt” has the meaning given to the term in Clause 20.1 (Financial Definitions).   “Acquisition” means the acquisition by the Purchaser of the Target Shares of each Target Company on the terms of the Acquisition Documents.   - 1 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    “Acquisition Agreement” means (i) in relation to Target 1, the Share Purchase Agreement, dated as of 20 February 2019, by and between Telefónica Centroamérica Inversiones, S.L., Telefónica S.A. and the Company, (ii) in relation to Target 2, the Share Purchase Agreement, dated as of 20 February 2019, by and between Telefónica S.A. and the Company, and (iii) in relation to Target 3, the Share Purchase Agreement, dated as of 20 February 2019, by and between Telefónica Centroamérica Inversiones, S.L., Telefónica S.A. and the Company, in each case relating to the sale and purchase of the Target Shares of the applicable Target Company.   “Acquisition Costs” means all fees, costs and expenses, stamp, registration and other Taxes incurred by the Company or any other member of the Group in connection with the Acquisition or the Acquisition Documents.   “Acquisition Closing Date” means, in relation to Target 1, Target 2 or Target 3, as applicable, the date on which the initial cash consideration is due to the shareholders of that Target Company pursuant to the applicable Acquisition Agreement.   “Acquisition Documents” means the Acquisition Agreements and any other document designated as an “Acquisition Document” by the Agent and the Company.   “Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 24 (Changes to the Obligors).   “Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.   “Annual Report” means the Millicom Annual Report 2017.   “Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.   “Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.   “Availability Period” means the period from and including the date of this Agreement to and including the earlier of (i) 1 March 2020 and (ii) the Termination Date.   “Available Commitment” means, in relation to the Facility, a Lender’s Commitment minus (subject as set out below):   (a) the amount of its participation in any outstanding Loans under the Facility; and   (b) in relation to any proposed Utilisation, the amount of its participation in any other Loans that are due to be made under the Facility on or before the proposed Utilisation Date.   “Available Facility” means, in relation to the Facility, the aggregate for the time being of each Lender’s Available Commitment.   “Borrower” means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 24 (Changes to the Obligors).   - 2 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    “Break Costs” means the amount (if any) by which:   (a) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;   exceeds:   (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.   “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York, Stockholm and Luxembourg.   “Cable Onda” means Cable Onda, S.A., a company (sociedad anonima) incorporated under the laws of Panama and registered with the Public Registry of Panama under Record (Folio) Number 238626(S).   “Cable Onda Bridge Facility” means the $1,000,000,000 facility agreement dated 7 October 2018 between, amongst others, the Company as the company, original borrower and guarantor, The Bank of Nova Scotia, BNP Paribas Fortis SA/NV, J.P. Morgan Securities Plc and Goldman Sachs Bank USA as arrangers, and The Bank of Nova Scotia as agent, as amended, supplemented, varied or novated from time to time.   “Cable Onda Shares” means the issued and outstanding shares of Cable Onda owned (directly or indirectly) by the Company.   “Capital Lease Obligation” means the obligation to pay rent or other payment amounts under a lease of real or personal property of such person which is required to be classified and accounted for as a capital lease on the face of a statement of financial position of such person in accordance with IFRS. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of Debt represented by such obligation shall be the capitalised amount thereof that would appear on the face of a statement of financial position of such person in accordance with IFRS.   “Capital Stock” of any person means any and all shares, interests, participation or other equivalents (however designated) of corporate stock or other equity participation, including partnership interests, whether general or limited, of such person.   “Cash Equivalents” has the meaning given to that term in Clause 20.1 (Financial definitions).   “Certain Funds Period” means the period from and including the date of this Agreement (inclusive) to and including the earlier of (i) the date falling 45 days after the Final Acquisition Closing Date and (ii) the last day of the Availability Period.   - 3 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    “Certain Funds Utilisation” means a Loan made or to be made during the Certain Funds Period.   “Change of Control” means:   (a) any person or group of persons acting in concert (other than Kinnevik AB or its Related Parties) gains direct or indirect control of the Company. For the purposes of this definition:   (i) “control” of the Company means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to cast, or control the casting of, more than 50 per cent. of the maximum number of votes that might be cast at a general meeting of the Company; and   (ii) “acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively cooperate, through the acquisition directly or indirectly of shares in the Company by any of them, either directly or indirectly, to obtain or consolidate control of the Company.   (b) the direct or indirect sale, leasing, transfer, conveyance or other disposition (other than by way of a Merger) of all or substantially all of the properties or assets of the Group, whether in a single transaction or a series of related transactions; or   (c) the adoption of a plan relating to the liquidation, winding-up or dissolution of the Company.   “Clean-Up Default” means an Event of Default in respect of any member of the Target Group.   “Clean-Up Undertaking” means any of the undertakings of any member of the Target Group under Clause 21 (General Undertakings) (other than Clauses 21.13 (Anti-corruption law or 21.14 (Sanctions)).   “Code” means the US Internal Revenue Code of 1986.   “Commitment” means:   (a) in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and   (b) in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),   to the extent not cancelled, reduced or transferred by it under this Agreement.   “Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).   - 4 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    “Confidential Information” means all information relating to the Company, any Obligor, the Group, any Target Company, the Target Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:   (a) any member of the Group or any of its advisers; or   (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,   in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:   (i) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 35 (Confidentiality); or   (ii) is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or   (iii) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; or   (iv) is a Reference Bank Quotation.   “Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 9 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Company and the Agent.   “Consolidated EBITDA” has the meaning given to that term in Clause 20.1 (Financial definitions).   “Consolidated Interest Expense” has the meaning given to that term in Clause 20.1 (Financial definitions).   “Consolidated Net Debt” has the meaning given to that term in Clause 20.1 (Financial definitions).   “Cross Acceleration” means any Debt of the Company or any of its Subsidiaries is cancelled, or declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).   “Cross Payment Default” means any event of default (howsoever described) arising from a failure by the Company or any of its Subsidiaries to pay any Debt when due or within any originally applicable grace period.   - 5 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    “CTA” means the Corporation Tax Act 2009.   “Debt” means (without duplication), with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:   (a) the principal of and premium, if any, in respect of every obligation of such person for money borrowed;   (b) the principal of and premium, if any, in respect of every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;   (c) every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person (but only to the extent such obligations are not reimbursed within 30 days following receipt by such person of a demand for reimbursement);   (d) every obligation of such person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business and excluding purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the applicable seller and, in connection with the purchase by any member of the Group of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing statement of financial position or such payment depends on the performance of such business after the closing) where the deferred payment is arranged primarily as a means of raising finance, which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;   (e) every Capital Lease Obligation of such person;   (f) all Redeemable Stock issued by such person;   (g) the net obligation of such person under Interest Rate, Currency or Commodity Price Agreements of such person; and   (h) every obligation of the type referred to in paragraphs (a) through (g) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise.   The “amount” or “principal amount” of Debt at any time of determination as used herein represented by (A) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with IFRS, (B) any Redeemable Stock, shall be the maximum fixed redemption or repurchase price in respect thereof and (C) any Debt that has been cash-collateralised, to the extent so cash collateralised, shall be excluded from any calculation of Debt. Notwithstanding anything else to the contrary, for all purposes   - 6 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    under this Agreement, the amount of Debt incurred, repaid, redeemed, repurchased or otherwise acquired by a member of the Group shall equal the liability in respect thereof determined in accordance with IFRS and reflected on the Company’s consolidated statement of financial position.   The term “Debt” shall not include:   (i) obligations described in paragraphs (a), (b) or (h) of the first paragraph of this definition of Debt that are incurred by a member of the Group (the “Proceeds Recipient”) and owed to a bank or other lending institution (the “On-Lend Bank”) to facilitate the substantially concurrent on-lending of proceeds (the “Proceeds On-Loan”) from Debt incurred by the Company or any member of the Group (other than the Proceeds Recipient) as permitted by paragraph (a) (Net Leverage Ratio) of Clause 20.2 (Financial condition) (the “Initial Debt”) to the extent (A) the principal obligations in respect of the Proceeds On-Loan are secured by security over cash granted in favour of the On-Lend Bank or any of its Affiliates in an amount not less than the principal amount of the Proceeds On-Loan, (B) the Proceeds On-Loan is put in place substantially concurrently with a loan by any member of the Group (other than the Proceeds Recipient) to the On- Lend Bank (the “On-Lend Bank Borrowing”) pursuant to which the Proceeds Recipient is entitled to reduce the principal amount of the Proceeds On-Loan by an amount equal to the principal amount of the On-Lend Bank Borrowing if a default or acceleration occurs with respect to such On-Lend Bank Borrowing, or (C) the substantial risks and rewards of the Proceeds On- Loan are transferred, using a synthetic instrument or any other arrangement or agreement, from the On-Lend Bank to any member of the Group (other than the Proceeds Recipient) in exchange for an amount not less than (x) the amount of cash granted in favour of the On-Lend Bank or any of its Affiliates, or (y) the outstanding amount of the On- Lend Bank Borrowing, as applicable, in each case as at the effective date of such transfer;   (ii) any liability of the Company or any member of the Group (other than the Proceeds Recipient) attributable to a synthetic instrument or any other arrangement or agreement described in paragraph (i)(C) above to the extent such obligation under the relevant instrument, arrangement or agreement has not come due but is classified as a financial liability in accordance with IFRS and recorded as a current liability on the Company’s consolidated statement of financial position;   (iii) any Restricted MFS Cash;   (iv) any liability of the Company attributable to a put option or similar instrument, arrangement or agreement entered into after the date of this Agreement granted by the Company relating to an interest in any other entity, in each case to the extent such option has not been exercised or such obligation under the relevant instrument, arrangement or agreement has not come due but is classified as a financial liability in accordance with IFRS, and recorded as a current liability on the Company’s consolidated statement of financial position;   - 7 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (v) any standby letter of credit, performance bond or surety bond provided by a member of the Group that is customary in the Permitted Business to the extent such letters of credit or bonds are not drawn upon or, if and to the extent drawn upon, are honored in accordance with their terms; and   (vi) any intercompany debt or other liability from the Company to Subsidiaries or from Subsidiaries to the Company.   “Default” means an Event of Default or any event or circumstance specified in Clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.   “Defaulting Lender” means any Lender:   (a) which has failed to make its participation in a Loan available (or has notified the Agent or the Company (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);   (b) which has otherwise rescinded or repudiated a Finance Document;   (c) with respect to which an Insolvency Event has occurred and is continuing; or   (d) an Affiliate of which is a Defaulting Lender,   unless, in the case of paragraph (a) above:   (i) its failure to pay is caused by:   (A) administrative or technical error; or   (B) a Disruption Event, and   payment is made within 5 Business Days of its due date; or   (ii) the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.   “Disclosed Investigation” means any investigation by the International Commission against Impunity in Guatemala (“CICIG”), or by any governmental, regulatory or law enforcement entities, of certain payments that were or may have been made by or on behalf of the Company’s joint venture in Guatemala and the investigation into alleged illegal campaign financing announced by CICIG on July 14, 2017, and any facts and circumstances relating thereto.   - 8 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    “Disruption Event” means either or both of:   (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or   (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:   (i) from performing its payment obligations under the Finance Documents; or   (ii) from communicating with other Parties in accordance with the terms of the Finance Documents,   and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.   “Engagement Letter” means the letter dated on or about the date of this Agreement between the Arranger (or their Affiliates), the Company and others.   “Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law.   “Environmental Law” means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.   “Environmental Permits” means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.   “Event of Default” means any event or circumstance specified as such in Clause 22 (Events of Default).   “Extension Fee” has the meaning given to that term in Clause 11.6 (Extension fee).   “Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).   “Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.   - 9 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    “Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Company’s Chief Executive Officer, Chief Financial Officer or responsible accounting or financial officer.   “FATCA” means:   (a) sections 1471 to 1474 of the Code or any associated regulations or other official guidance;   (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or   (c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.   “FATCA Application Date” means:   (a) in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;   (b) in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or   (c) in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019,   or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.   “FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.   “FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.   “Fee Letter” means any letter or letters dated on or about the date of this Agreement between the Arrangers and the Company (or the Agent and the Company) setting out any of the fees referred to in Clause 11 (Fees).   “Final Acquisition Closing Date” means the latest to occur of the Acquisition Closing Dates in relation to Target 1, Target 2 and Target 3.   - 10 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    “Finance Document” means this Agreement, any Fee Letter, any Accession Letter, any Resignation Letter and any other document designated as a “Finance Document” by the Agent and the Company.   “Finance Party” means the Agent, the Arrangers or a Lender.   “Financial Quarter” has the meaning given to that term in Clause 20.1 (Financial definitions).   “Financial Year” has the meaning given to that term in Clause 20.1 (Financial definitions).   “Government Securities” has the meaning given to that term in Clause 20.1 (Financial definitions).   “Group” means the Company and its Subsidiaries (including, from the relevant Acquisition Closing Date, Target 1, Target 2 or Target 3, as applicable, and, in each case, each of its Subsidiaries) for the time being.   “Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.   “IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.   “Impaired Agent” means the Agent at any time when:   (a) it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;   (b) the Agent otherwise rescinds or repudiates a Finance Document;   (c) (if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or   (d) an Insolvency Event has occurred and is continuing with respect to the Agent;   unless, in the case of paragraph (a) above:   (i) its failure to pay is caused by:   (A) administrative or technical error; or   (B) a Disruption Event; and   payment is made within five Business Days of its due date; or   (ii) the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.   “Increase Confirmation” means a confirmation substantially in the form set out in Schedule 11 (Form of Increase Confirmation).   - 11 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    “Increase Lender” has the meaning given to that term in Clause 2.2 (Increase).   “Insolvency Event” in relation to a Finance Party means that the Finance Party:   (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger);   (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;   (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors;   (d) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;   (e) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:   (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or   (ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;   (f) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);   (g) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;   (h) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;   (i) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or   (j) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.   - 12 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    “Intellectual Property” means:   (a) any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may on or after the date of this Agreement subsist), whether registered or unregistered; and   (b) the benefit of all applications and rights to use such assets of each member of the Group (which may on or after the date of this Agreement subsist).   “Interest Cover” has the meaning given to that term in Clause 20.1 (Financial definitions).   “Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).   “Interest Rate, Currency or Commodity Price Agreement” of any person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).   “Interpolated Screen Rate” means, in relation to LIBOR for any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:   (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and   (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,   each as of the Specified Time on the Quotation Day for the currency of that Loan.   “Investment” has the meaning given to that term in Clause 20.1 (Financial definitions).   “ITA” means the Income Tax Act 2007.   “Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.   “Joint Venture Consolidated EBITDA” has the meaning given to that term in Clause 20.1 (Financial definitions).   “Lender” means:   (a) any Original Lender; and   - 13 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (b) any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 2.2. (Increase) or Clause 23 (Changes to the Lenders),   which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.   “LIBOR” means, in relation to any Loan:   (a) the applicable Screen Rate;   (b) (if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or   (c) if:   (i) no Screen Rate is available for the currency of that Loan; or   (ii) no Screen Rate is available for the Interest Period of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan,   the Reference Bank Rate,   as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for the currency of that Loan and for a period equal in length to the Interest Period of that Loan and, if any such rate is below zero, LIBOR will be deemed to be zero.   “Lien” means, with respect to any property or assets, any mortgage, pledge, security interest, lien, charge, encumbrance, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).   “LMA” means the Loan Market Association.   “Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.   “Major Default” means, with respect to the Company and any Obligor only, any circumstances constituting:   (a) an Event of Default under Clause 22.1 (Non-Payment), insofar as it relates to non-payment of principal and interest or fees due and payable pursuant to Clause 11 (Fees) provided that for the purposes of this definition and Clause 4.3 (Certain Funds Period), such payments shall be irrevocably deemed made when received by the Agent;   (b) a Default under paragraph (a) of Clause 22.3 (Other obligations) in so far as it relates to a breach of:   (i) Clause 21.3 (Negative pledge);   - 14 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (ii) Clause 21.4 (Disposals);   (iii) Clause 21.6 (Pari passu ranking); or   (iv) Clause 21.20 (Dividends);   (c) a Default under paragraph (b) of Clause 22.3 (Other obligations) in so far as it relates to a breach of:   (i) Clause 21.7 (Change of business);   (ii) Clause 21.13 (Anti-corruption law); or   (iii) Clause 21.14 (Sanctions);   (d) a Default under Clause 22.4 (Misrepresentation) insofar as it relates to a breach of any Major Representation (unless the breach of the Major Representation is capable of remedy and is remedied within 21 days of the earlier of: (A) the Agent giving notice to the Company; and (B) the Company becoming aware of the failure to comply);   (e) an Event of Default under Clause 22.6 (Insolvency);   (f) an Event of Default under Clause 22.7 (Insolvency Proceedings);   (g) an Event of Default under Clause 22.11 (Unlawfulness); and   (h) an Event of Default under Clause 22.12 (Repudiation),   provided that any reference to the Group made (directly or by cross reference to other Clauses) in the paragraphs above will exclude in any event members of the Target Group.   “Major Representation” means, with respect to the Company and any Obligor only (excluding, for the avoidance of doubt the Target and any member of the Target Group), a representation or warranty under any of the following Clauses (exclusively):   (a) Clause 18.1 (Status);   (b) Clause 18.2 (Binding Obligations);   (c) Paragraphs (b) and (c) of Clause 18.3 (Non-Conflict with Other Obligations);   (d) Clause 18.4 (Power and Authority);   (e) Clause 18.5 (Validity and Admissibility in Evidence);   (f) Clause 18.6 (Governing law and enforcement);   (g) Clause 18.7 (Insolvency);   (h) Clause 18.13 (Pari passu ranking);   - 15 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (i) Clause 18.17 (Anti-corruption, anti-bribery and anti-money laundering laws and regulations);   (j) Clause 18.18 (Sanctions); and   (k) Clause 18.20 (Acquisition arrangements).   “Major Target Default” means, with respect to a Target Company only, any circumstances constituting:   (a) an Event of Default under Clause 22.6 (Insolvency); and   (b) an Event of Default under Clause 22.7 (Insolvency Proceedings).   “Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 662/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 662/3% of the Total Commitments immediately prior to the reduction).   “Mandatory Prepayment Event” means any event of default, howsoever described, (other than a Cross Payment Default), taking into account any originally applicable grace periods, which occurs under any agreement relating to any Debt of the Company or any of its Subsidiaries.   “Margin” means:   Period from the date of this   Margin   Agreement   % p.a.           0 to 3 Months     1.50           4 to 6 Months     2.00           7 to 9 Months     2.50           10 to 12 Months     3.00           13 to 15 Months     3.50           16 to 18 Months     4.00    “Material Adverse Effect” means a material adverse effect on:   (a) the business, operations, assets, or financial condition of the Group taken as a whole;   (b) the ability of the Obligors (taken as a whole) to perform their obligations under the Finance Documents in any material respect; or   - 16 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

      (c) the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party under the Finance Documents.   “Material Company” means:   (a) an Obligor;   (b) a Significant Subsidiary; or   (c) any other Subsidiaries which are not Significant Subsidiaries but where taken together, account for more than 10 per cent. of the Consolidated EBITDA of the Group or consolidated revenues of the Group, or whose assets, taken together, represent more than 10 per cent. of the assets of the Group.   “Merger” means:   (a) an amalgamation, merger, consolidation of the Company with another person; or   (b) the direct or indirect conveyance, transfer, sale, leasing or otherwise disposal by the Company of all or substantially all of its assets to any other person,   other than pursuant to a Permitted Reorganisation.   “Minority Shareholder Loan” has the meaning given to that term in Clause 20.1 (Financial definitions).   “Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:   (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;   (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and   (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.   The above rules will only apply to the last Month of any period.   “Net Leverage Ratio” has the meaning given to that term in Clause 20.1 (Financial definitions).   “Net Proceeds” means cash proceeds actually received by a member of the Group, net of all related fees, costs commissions, expenses and Taxes in each case incurred by a member of the Group with respect to the transaction giving rise to the relevant Net Proceeds.   - 17 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

      “New Lender” has the meaning given to that term in Clause 23 (Changes to the Lenders).   “Obligor” means a Borrower or the Guarantor.   “Original Financial Statements” means in relation to the Company, the audited consolidated financial statements of the Group for the Financial Year ended 31 December 2017.   “Original Obligor” means an Original Borrower or the Guarantor.   “Panama Withholding Tax” means the applicable withholding tax in force under the laws of the Republic of Panama on any payments made by or on account of any obligation of Cable Onda under any Finance Document, in each case levied or assessed by any taxing authority in the Republic of Panama, and required to be paid by Cable Onda on account of the Lenders as a result of the obligations assumed under the Finance Documents.   “Party” means a party to this Agreement.   “Permitted Business” means:   (a) any business, services or activities engaged in by the Company or any member of the Group on the date of this Agreement; and   (b) any business, services and activities that are related, complementary, incidental, ancillary or similar to any of the foregoing, or are extensions or developments thereof, including, without limitation, broadband internet, network-related services, cable television, broadcast content, network neutral services, electronic transactional, financial and commercial services related to provision of telephony or internet services.   “Permitted Discontinuance of Property Maintenance” means the discontinuance of the operation or maintenance of the properties of any member of the Group if such discontinuance is, in the Company’s judgment, desirable in the conduct of its business or the business of such member of the Group, and will not have a Material Adverse Effect.   “Permitted Disposal” means:   (a) any sale, lease, licence, transfer or other disposal:   (i) of any asset for which an agreement to effect such sale, lease, licence, transfer or other disposal was entered into prior to the date of this Agreement and disclosed in writing to the Agent prior to the date of this Agreement;   (ii) of damaged, worn-out, obsolete or redundant assets for fair value;   (iii) of any asset by any member of the Group in the ordinary course of trading;   - 18 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (iv) of any asset by a member of the Group to another member of the Group;   (v) of any asset in exchange for other assets comparable or superior as to type, value and quality;   (vi) of Cash Equivalents for cash or in exchange for other Cash Equivalents;   (vii) of any asset constituted by a licence of intellectual property rights permitted by Clause 21.18 (Intellectual Property);   (viii) of any asset to a Joint Venture, to the extent permitted by Clause 21.9 (Joint Ventures); or   (ix) arising as a result of any Permitted Lien;   (x) of assets which are seized, expropriated or acquired by compulsory purchase by or by the order of any central or local government authority;   (b) any Specified Subsidiary Sale;   (c) the disposal of Capital Stock of the Company held by the Company or any Subsidiary of the Company;   (d) the disposal of any asset at Fair Market Value, provided that the proceeds of such disposal are:   (i) reinvested in assets to be used for the business of the Group as soon as reasonably practicable, but in any event within six months of receipt; and   (ii) certified by the Chief Financial Officer of the Company as having been so reinvested in the next Compliance Certificate delivered to the Agent following the expiry of the relevant six month period.   (e) any sale, lease, licence, transfer or other disposal of assets for cash where the higher of the book value and net consideration receivable (when aggregated with the higher of the book value and net consideration receivable for any other sale, lease, licence, transfer or other disposal) does not exceed US$ 150,000,000 (or its equivalent in any other currency or currencies) in total during the term of this Agreement and does not exceed US$ 75,000,000 (or its equivalent in any other currency or currencies) in any Financial Year of the Company; and   (f) the disposal of up to 25 per cent. of the outstanding ordinary shares or other Capital Stock of any of the Subsidiaries of the Company organised or operating in Tanzania in a public offering and listing on the Dar es Salaam Stock Exchange or any other exchange approved by the Company;   (g) any disposal made with the prior written consent of the Agent acting on the instructions of the Majority Lenders.   - 19 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    “Permitted Interest Rate, Currency or Commodity Price Agreement” means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect against fluctuations in interest rates or currency exchange rates and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby, or in the case of currency or commodity protection agreements against currency exchange or commodity price fluctuations in the ordinary course of business relating to then existing financial obligations and not for purposes of speculation.   “Permitted Joint Venture” means any Joint Venture where:   (a) the Joint Venture is incorporated, or established, and carries on its principle business in a jurisdiction and territory that is not a Sanctioned Country;   (b) the Joint Venture is engaged in a business substantially the same as that carried on by the Group; and   (c) in any Financial Year of the Company, the aggregate of:   (i) the contingent liabilities of any member of the Group under any guarantee given in respect of the liabilities of any Joint Venture; and   (ii) the net book value of any assets transferred by any member of the Group to any Joint Venture,   does not exceed US$ 100,000,000 (or its equivalent in any other currency or currencies).   “Permitted Lien” means:   (a) Liens for taxes, assessments or governmental charges, or levies on the property of any member of the Group if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceeds promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with IFRS shall have been made therefor;   (b) Liens imposed by law, such as statutory Liens of landlords’, carriers’, materialmen’s, repairmen’s, construction, warehousemen’s and mechanics’ Liens and other similar Liens, on the property of any member of the Group arising in the ordinary course of trading or Liens arising solely by virtue of any statutory or common law business relating to attorneys’ liens or bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;   (c) Liens on the property of any member of the Group incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance bids, trade contracts, letters of credit, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Group taken as a whole;   - 20 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (d) Liens on property at the time a member of the Group acquired such property and Liens incurred in anticipation of or in connection with the transaction pursuant to which such property was acquired by a member of the Group, including any acquisition by means of a merger or consolidation; provided, however, that any such Lien may not extend to any other property of the relevant member of the Group;   (e) Liens on the property or the Capital Stock of a person at the time such person becomes a member of the Group; provided, however, that any such Lien may not extend to any other property or Capital Stock of any member of the Group that is not a direct, or, prior to such time, indirect Subsidiary of such person; provided further, however, that any such Lien was not incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such person became a member of the Group;   (f) pledges or deposits by any member of the Group under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which any member of the Group is party, or deposits to secure public or statutory obligations of a member of the Group or deposits for the payment of rent, in each case incurred in the ordinary course of business;   (g) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;   (h) any provision for the retention of title to any property by the vendor or transferor of such property which property is acquired by a member of the Group in a transaction entered into in the ordinary course of business of the relevant member of the Group and for which kind of transaction it is customary market practice for such retention of title provision to be included;   (i) Liens arising by means of any judgment, decree or order of any court, to the extent not otherwise resulting in a Default, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order have not been fully terminated or the period within which such proceedings may be initiated has not expired and any Liens that are required to protect or enforce rights in any administrative, arbitration or other court proceeding in the ordinary course of business;   (j) any Lien securing Debt incurred under any Permitted Interest Rate, Currency or Commodity Price Agreement;   (k) any Lien securing Acquired Debt;   (l) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which a member of the Group has easement rights or on any real property leased by any member of the Group or similar agreements relating thereto, and any condemnation or eminent domain proceedings or compulsory purchase order affecting real property;   - 21 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (m) Liens existing on the date of this Agreement and disclosed in writing to the Agent prior to the date of this Agreement;   (n) Liens in favour of the Company;   (o) Liens on insurance policies and the proceeds thereof, or other deposits, to secure insurance premium financings in respect of the Group;   (p) Liens arising from financing statement filings (or other similar filings in any applicable jurisdiction) regarding operating leases entered into by any member of the Group in the ordinary course of business;   (q) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Debt in respect of commercial letters of credit issued to facilitate the purchase, shipment or storage of such inventory or other goods;   (r) Liens on the property of a member of the Group to replace in whole or in part, any Lien described in the foregoing paragraphs (a) through (q); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Debt being refinanced or in respect of property that is the security for a Permitted Lien hereunder;   (s) Liens on any escrow account used in connection with pre-funding a refinancing of Debt otherwise permitted under this Agreement;   (t) Liens on any member of the Group’s deposits in favor of financial institutions arising from any netting or set-off arrangement substantially consistent with its current practice for the purpose of netting debt and credit balances substantially consistent with the Group’s existing cash pooling arrangements;   (u) Liens incurred in the ordinary course of business of any member of the Group with respect to obligations that do not exceed the greater of US$ 150,000,000 or 3% of the consolidated net assets of the Company (being the total assets shown on the consolidated financial statements of the Company most recently delivered to the Lenders pursuant to this Agreement, less all goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with IFRS) at any one time outstanding and that do not in the aggregate materially detract from the value of the property of the Company, or materially impair the use thereof in the operation of business by the Group;   (v) Liens over cash or other assets that secure collateralised obligations described in paragraph (a) of the third paragraph of the definition of Debt; provided that the amount of cash collateral does not exceed the principal amount of the Proceeds On-Loan;   - 22 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

      (w) any Lien securing debt incurred by one or more Subsidiaries of the Company organised or incorporated in Tanzania or Zanzibar in a principal amount of up to $300,000,000 to finance the operations of any member of the Group in Tanzania, provided that such debt is not guaranteed or secured by a member of the Group other than (i) a member of the Group organised or incorporated in Tanzania or Zanzibar; or (ii) in respect of share security only, the immediate Holding Company of the relevant member of the Group organised or incorporated in Tanzania or Zanzibar;   (x) Liens over cash or other assets that secure letters of credit, bankers’ acceptances or similar facilities; and   (y) Liens on Restricted MFS Cash in favour of the customers or dealers of, or third parties in relation to, one or more member of the Group engaged in the provision of mobile financial services, in each case who provided such Restricted MFS Cash to the relevant member of the Group.   “Permitted Loan” means:   (a) any loan made by any member of the Group with the prior written consent of the Agent acting on the instructions of the Majority Lenders;   (b) any loan or credit existing on the date of this Agreement and disclosed in writing to the Agent prior to the date of this Agreement, or any replacement loan or credit between the same parties and on substantially the same terms and for an amount not exceeding the original loan or credit;   (c) any loan made by an Obligor to a member of the Group to distribute the proceeds of Debt incurred pursuant to this Agreement;   (d) any loan made by an Obligor to another Obligor or made by a member of the Group which is not an Obligor to another member of the Group;   (e) any loan made by an Obligor to a member of the Group which is not an Obligor so long as the aggregate amount of the Debt under any such loans does not exceed US$ 200,000,000 (or its equivalent in any other currency or currencies) at any time;   (f) any loan made to another member of the Group pursuant to any cash pooling arrangement;   (g) any loan or credit constituted by a member of the Group deferring purchase consideration due to it on the disposal of an asset, provided that the relevant disposal is a Permitted Disposal;   (h) any loan, credit or trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities;   (i) any advance payment made in relation to capital expenditure in the ordinary course of day to day business;   - 23 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (j) any loan made for the purposes of enabling an Obligor to meet its payment obligations under the Finance Documents, provided the relevant Obligor does not (or does not reasonably expect to) otherwise have sufficient cash available to meet such payment obligations;   (k) any loan made by a member of the Group to an employee or director of any member of the Group if the amount of that loan, when aggregated with the amount of all loans to employees and directors by members of the Group, does not exceed US$ 25,000,000 (or its equivalent in any other currency or currencies) at any time;   (l) any loan to a Permitted Joint Venture which is not otherwise prohibited by the terms of this Agreement if the principal amount of that loan, when aggregated with the principal amount of all other such loans to Permitted Joint Ventures, does not exceed US$ 100,000,000 (or its equivalent in any other currency or currencies) at any time;   (m) any credit balance held in the ordinary course of day to day business with a bank or financial institution;   (n) any loan made by the Company to Cable Onda and any of its Subsidiaries (the “Cable Onda Group”) for the purposes of refinancing Debt of any member of the Cable Onda Group provided the aggregate principal amount of Debt under all such loans to the Cable Onda Group does not exceed US$ 300,000,000 (or its equivalent in any other currency or currencies) at any time;   (o) any loan or extension of credit described in the third paragraph of the definition of Debt; and   (p) any other loan or extension of credit not permitted under paragraphs (a) to (o) above provided the aggregate principal amount of Debt under all such loans does not exceed US$ 25,000,000 (or its equivalent in any other currency or currencies) at any time.   “Permitted Reorganisation” means an amalgamation, merger, consolidation, corporate reconstruction, or reorganisation involving the Company where the entity formed by or surviving such amalgamation, merger, consolidation, corporate reconstruction, or reorganisation is the Company.   “Permitted Tax Non-Payment” means a non-payment or non-discharge in respect of any tax, assessment or charge which, on the date of determination, is not delinquent or thereafter can be paid without penalty or whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves (if required in accordance with IFRS) have been established.   “Proceeds On-Loan” has the meaning given to that term in the definition of “Debt”.   “Quarter Date” has the meaning given to that term in Clause 20.1 (Financial definitions).   - 24 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    “Quarterly Report” means a report containing the following information:   (a) the unaudited condensed consolidated statement of financial position of the Company as at the end of the most recent Financial Quarter and unaudited condensed consolidated income statements and statements of cash flow of the Company for the most recent Financial Quarter and year to date periods ending on the unaudited condensed consolidated statement of financial position date and the comparable prior period (as determined by the IFRS standard on preparation of interim condensed consolidated financial statements); and   (b) a copy of the related operating and financial review included in the quarterly earnings release of the Company for the applicable Financial Quarter.   “Quotation Day” means, in relation to any period for which an interest rate is to be determined two Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).   “Redeemable Stock” of any person means any Capital Stock of such person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the Termination Date or the Extended Termination Date (as applicable).   “Reference Bank Quotation” means any quotation supplied to the Agent by a Reference Bank.   “Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in dollars and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in dollars and for that period.   “Reference Banks” means such banks as may be appointed by the Agent in consultation with the Company (provided that any such bank has consented to be a Reference Bank for the purposes of this Agreement).   “Regulation” means the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).   “Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.   - 25 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    “Related Parties” means:   (a) any controlling stockholder, partner or member of Kinnevik AB;   (b) any Subsidiary of Kinnevik AB; and   (c) any trust, corporation, partnership or other entity in respect of which Kinnevik AB and/or the persons described in paragraphs (a) and (b) above are the beneficiaries, stockholders, partners, owners or persons beneficially owning a majority or a controlling interest.   “Relevant Interbank Market” means the London interbank market.   “Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.   “Relevant Period” has the meaning given to that term in Clause 20.1 (Financial definitions).   “Repeating Representations” means each of the representations set out in Clauses 18.1 (Status) to 18.7 (Insolvency), Clause 18.10 (No default), paragraph (c) of Clause 18.12 (Financial statements), 18.17 (Anti-corruption law), 18.18 (Sanctions) and 18.20 (Acquisition arrangements).   “Replacement Benchmark” means a benchmark rate which is:   (a) formally designated, nominated or recommended as the replacement for a Screen Rate by:   (i) the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or   (ii) any Relevant Nominating Body,   and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;   (b) in the opinion of the Majority Lenders and the Company, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or   (c) in the opinion of the Majority Lenders and the Company, an appropriate successor to a Screen Rate.   “Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.   - 26 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    “Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).   “Restricted Cash” has the meaning given to that term in Clause 20.1 (Financial definitions).   “Restricted MFS Cash” means, as of any date of determination, an amount equal to any cash paid in or deposited by or held on behalf of any customer or dealer of, or any other third party in relation to, one or more member of the Group engaged in the provision of mobile financial services and designated as “restricted cash” on the consolidated statement of financial position of the Company, together with any interest thereon.   “Revolving Credit Facility” means the $600,000,000 facility agreement dated 27 January 2017 between, amongst others, the Company as the company, original borrower and guarantor, The Bank of Nova Scotia, BNP Paribas, Citigroup Global Markets Limited, DNB Markets, a part of DNB Bank ASA, Sweden Branch, Goldman Sachs Bank USA, J.P. Morgan Limited, Nordea Bank AB (Publ) and Standard Chartered Bank as arrangers, and DNB Bank ASA, Sweden Branch as agent, as amended, supplemented, varied or novated from time to time.   “Sanctioned Country” means a country or territory which is subject to general, country wide trade, economic or financial sanctions or embargoes imposed, administered or enforced by:   (a) the United States of America (including the Office of Foreign Assets Control of the U.S. Department of the Treasury, and the U.S. Department of State);   (b) the United Nations;   (c) the European Union;   (d) Her Majesty’s Treasury, and the Foreign and Commonwealth Office of the United Kingdom;   (e) the Canadian Ministry for Foreign Affairs; or   (f) any other relevant authority having jurisdiction over a Finance Party or a member of the Group.   “Sanctions” means any economic or financial sanctions, trade embargoes, laws, regulations or restrictive measures imposed, administered or enforced from time to time by:   (a) the United States of America (including the Office of Foreign Assets Control of the U.S. Department of the Treasury, and the U.S. Department of State);   (b) the United Nations;   (c) the European Union;   - 27 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (d) Her Majesty’s Treasury, and the Foreign and Commonwealth Office of the United Kingdom;   (e) the Canadian Ministry for Foreign Affairs; or   (f) any other relevant authority.   "Sanctions List" means any of the lists of specific designated nations, sectoral sanctions or designated persons or entities (or equivalent) held by:   (a) the United States of America (including the Office of Foreign Assets Control of the U.S. Department of the Treasury, and the U.S. Department of State);   (b) the United Nations;   (c) the European Union;   (d) Her Majesty’s Treasury, and the Foreign and Commonwealth Office of the United Kingdom;   (e) the Canadian Ministry for Foreign Affairs; or   (f) any other relevant authority having jurisdiction over a Finance Party or a member of the Group;   each as amended, supplemented or substituted from time to time.   "Screen Rate" means the dollar London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period displayed on page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company.   "Screen Rate Replacement Event" means, in relation to a Screen Rate:   (a) the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Company, materially changed;   (b)   (i)   (A) the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or   (B) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative,regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent;   - 28 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;   (ii) the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;   (iii) the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or   (iv) the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used;   (c) the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:   (i) the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Company) temporary; or   (ii) that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than 1 Month; or   (d) in the opinion of the Majority Lenders and the Company, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.   "Securities Act" means the United States Securities Act of 1933, as amended from time to time and the rules and regulations promulgated pursuant thereto.   "Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.   "Selection Notice" means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).   "Significant Subsidiary" means a Subsidiary of the Company:   (a) which accounts for more than 10 per cent. of the Consolidated EBITDA of the Group or consolidated revenues of the Group; or   (b) whose assets represent more than 10 per cent. of the assets of the Group.   "Specified Subsidiary Sale" means the sale, transfer or other disposition of all of the Capital Stock, or all of the assets or properties of, (a) any entity, the primary purpose of which is to own Tower Equipment located in any market in which any member of the Group operates; (b) any person which operates any member of the Group’s mobile financial services business; (c) Latin America Internet Holding GmbH; or (d) Africa Internet Holding GmbH.   - 29 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    "Specified Time" means a time determined in accordance with Schedule 10 (Timetables).   "Subsidiary" means in respect of any person:   (a) any corporation in which it or one or more of its Subsidiaries directly or indirectly owns more than 50 per cent. of the combined voting power of the outstanding voting stock; or   (b) any other entity in which it or one or more of its Subsidiaries:   (i) directly or indirectly has majority ownership, but only to the extent such majority ownership results in an entitlement to the majority of the profits generated by that entity; or   (ii) has the power to direct the policies, management and affairs thereof.   "Target 1" means Telefónica Móviles Panamá S.A.   "Target 2" means Telefónica de Costa Rica TC, S.A.   "Target 3" means Telefonía Celular de Nicaragua S.A.   "Target Company" means each of Target 1, Target 2 and Target 3, as applicable.   "Target Group" means the Target Companies and their respective Subsidiaries from time to time.   "Target Shares" means, in relation to each Target Company, the shares of such Target Company (constituting 100% of the issued and outstanding shares of such Target Company) to be acquired pursuant to the applicable Acquisition Agreement.   "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).   "Tax Deduction" has the meaning given to that term in Clause 12.1 (Definitions).   "Termination Date" means, subject to Clause 6.2 (Extension Option), the date falling 12 months from the date of this Agreement.   "Total Commitments" means the aggregate of the Commitments, being US$ 1,650,000,000 at the date of this Agreement.   "Tower Equipment" means passive infrastructure related to telecommunications services, excluding telecommunications equipment, but including, without limitation, towers (including tower lights and lightning rods), power breakers, deep cycle batteries, generators, voltage regulators, main AC power, rooftop masts, cable ladders, grounding, walls and fences, access roads, shelters, air conditioners and BTS batteries owned by any member of the Group.   - 30 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    "Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.   "Transfer Date" means, in relation to an assignment or a transfer, the later of:   (a) the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and   (b) the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.   "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.   "US Tax Obligor" means:   (a) a Borrower which is resident for tax purposes in the United States of America; or   (b) an Obligor some or all of whose payments under the Finance Documents are from sources within the United States for US federal income tax purposes.   "Utilisation" means a utilisation of the Facility.   "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.   "Utilisation Request" means a notice substantially in the form set out in Part I Schedule 3 (Requests).   "VAT" means:   (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and   (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.   1.2 Construction   (a) Unless a contrary indication appears any reference in this Agreement to:   (i) the "Agent", the "Arranger", any "Finance Party", any "Lender", any "Obligor" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;   - 31 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (ii) "assets" includes present and future properties, revenues and rights of every description;   (iii) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated;   (iv) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;   (v) a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);   (vi) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self- regulatory or other authority or organisation;   (vii) a provision of law is a reference to that provision as amended or re-enacted; and   (viii) a time of day is a reference to London time.   (b) The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.   (c) Section, Clause and Schedule headings are for ease of reference only.   (d) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.   (e) A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been remedied or waived.   1.3 Currency Symbols and Definitions   (a) "$" and "dollars" denote the lawful currency of the United States of America.   1.4 Third party rights   (a) A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.    (b) Subject to paragraph (b) of Clause 34.2 (Exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.   - 32 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SECTION 2 THE FACILITY   2. THE FACILITY   2.1 The Facility   Subject to the terms of this Agreement, the Lenders make available to the Borrowers a dollar term loan facility in an aggregate amount equal to the Total Commitments.   2.2 Increase   (a) The Company may by giving prior notice to the Agent by no later than the date falling five Business Days after the effective date of a cancellation of:   (i) the Available Commitments of a Defaulting Lender in accordance with Clause 7.11 (Right of cancellation in relation to a Defaulting Lender); or   (ii) the Commitments of a Lender in accordance with:   (A) Clause 7.1 (Illegality); or   (B) paragraph (a) of Clause 7.10 (Right of replacement or repayment and cancellation in relation to a single Lender),   request that the Commitments relating to the Facility be increased (and the Commitments relating to the Facility shall be so increased) in an aggregate amount of up to the amount of the Available Commitments or Commitments relating to the Facility so cancelled as follows:   (iii) the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an "Increase Lender") selected by the Company (each of which shall not be a member of the Group) and each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;   (iv) each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;   (v) each Increase Lender shall become a Party as a "Lender" and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;   - 33 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (vi) the Commitments of the other Lenders shall continue in full force and effect; and   (vii) any increase in the Commitments relating to the Facility shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.   (b) An increase in the Commitments relating to the Facility will only be effective on:   (i) the execution by the Agent of an Increase Confirmation from the relevant Increase Lender; and   (ii) in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase the Agent being satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender. The Agent shall promptly notify the Company and the Increase Lender upon being so satisfied.   (c) Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.   (d) The Company shall, promptly on demand, pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.2, in each case up to the limit of an amount agreed by the Company and the Agent (provided that the Agent shall not be obliged to take any action pursuant to this Clause 2.2 in the absence of any such agreement).   (e) The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 23.3 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 23.5 (Procedure for transfer) and if the Increase Lender was a New Lender.   (f) The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a letter between the Company and the Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph.   - 34 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (g) Clause 23.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:   (i) an "Existing Lender" were references to all the Lenders immediately prior to the relevant increase;   (ii) the "New Lender" were references to that "Increase Lender"; and   (iii) a "re-transfer" and "re-assignment" were references to respectively a "transfer" and "assignment".   2.3 Finance Parties’ rights and obligations   (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.   (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or other amount owed by an Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by the relevant Obligor.   (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.   3. PURPOSE   3.1 Purpose   Each Borrower shall apply all amounts borrowed by it under the Facility towards:   (a) financing the purchase price payable for the Target Shares of each Target Company under the Acquisition Documents;   (b) refinancing Debt of any member of the Target Group;   (c) financing Acquisition Costs and amounts payable in respect of interest, fees, costs and expenses in relation to the Facility or the Acquisition.   - 35 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    3.2 Monitoring   No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.   4. CONDITIONS OF UTILISATION   4.1 Initial conditions precedent   (a) No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.   (b) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.   4.2 Further conditions precedent   The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date (in relation to a Utilisation other than one to which Clause 4.3 (Certain Funds Period) applies):   (a) there is no breach of Clause 21.16 (Financial indebtedness);   (b) no Default is continuing or would result from the proposed Loan; and   (c) the Repeating Representations to be made by each Obligor are true in all material respects.   4.3 Certain Funds Period   (a) Except as set out in paragraph (b) below, but notwithstanding any other provision of the Finance Documents, during the Certain Funds Period, none of the Finance Parties shall be entitled to:   (i) refuse to participate in or make available its participation in any Certain Funds Utilisation;   (ii) cancel any of its Commitments to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;   (iii) rescind, terminate or cancel this Agreement or the Facility or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;   - 36 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (iv) exercise any right of set-off or counterclaim in respect of a Utilisation to the extent to do so would prevent or limit the making a Certain Funds Utilisation; or   (v) cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document to the extent to do so would prevent or limit the making of a Certain Funds Utilisation,   provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period.   (b) Paragraph (a) above does not apply in respect of a Finance Party if, and to the extent that, the entitlement of that Finance Party arises because:   (i) in the case of sub-paragraph (a)(i) above, Clause 4.1 (Initial conditions precedent) has not been complied with;   (ii) a Major Default is continuing or, in the case of sub-paragraph (a)(i) above, a Major Default would result from the proposed Utilisation;   (iii) in the case of a Certain Funds Utilisation following the Final Acquisition Closing Date only, a Major Target Default is continuing or, in the case of sub-paragraph (a)(i) above, a Major Target Default would result from the proposed Utilisation;   (iv) in the case of sub-paragraph (a)(i) above, a Major Default under paragraph (d) of the definition thereof is continuing or would result from the proposed Utilisation (and, for the purposes of this sub-paragraph only, disregarding any applicable grace period);   (v) a Major Representation is not true in all material respects;   (vi) Clause 7.1 (Illegality) applies in respect of that Finance Party; or   (vii) Clause 7.2 (Merger), Clause 7.3 (Change of control) or Clause 7.6 (Mandatory Prepayment Event) applies.   4.4 Maximum number of Loans   (a) A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation the aggregate number of Loans outstanding under the Facility would exceed 4.   (b) A Borrower may not request that a Loan be divided if, as a result of the proposed division, 4 or more Loans would be outstanding.   - 37 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SECTION 3 UTILISATION   5. UTILISATION - LOANS   5.1 Delivery of a Utilisation Request   A Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.   5.2 Completion of a Utilisation Request   (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:   (i) the proposed Utilisation Date is a Business Day within the Availability Period;   (ii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and   (iii) the proposed Interest Period complies with Clause 9 (Interest Periods).   (b) Only one Loan may be requested in each Utilisation Request.   5.3 Currency and amount   (a) The currency specified in a Utilisation Request must be dollars.   (b) The amount of the proposed Loan must be a minimum of US$ 10,000,000 or, if less, the Available Facility.   5.4 Lenders’ participation   (a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.   (b) The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.   5.5 Lender Affiliates and Facility Office   (a) In respect of a Loan or Loans to a particular Borrower ("Designated Loans") a Lender (a "Designating Lender") may at any time and from time to time designate (by written notice to the Agent and the Company):   (i) a substitute Facility Office from which it will make Designated Loans (a "Substitute Facility Office"); or   (ii) nominate an Affiliate to act as the Lender of Designated Loans (a "Substitute Affiliate Lender").   - 38 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (b) A notice to nominate a Substitute Affiliate Lender must be in the form set out in Schedule 12 (Form of Substitute Affiliate Lender Designation Notice) and be countersigned by the relevant Substitute Affiliate Lender confirming it will be bound as a Lender under this Agreement in respect of the Designated Loans in respect of which it acts as Lender.   (c) The Designating Lender will act as the representative of any Substitute Affiliate Lender it nominates for all administrative purposes under this Agreement. The Obligors, the Agent and the other Finance Parties will be entitled to deal only with the Designating Lender, except that payments will be made in respect of Designated Loans to the Facility Office of the Substitute Affiliate Lender. In particular the Commitments of the Designating Lender will not be treated as reduced by the introduction of the Substitute Affiliate Lender for voting purposes under this Agreement or the other Finance Documents.   (d) Save as mentioned in paragraph (c) above, a Substitute Affiliate Lender will be treated as a Lender for all purposes under the Finance Documents and having a Commitment equal to the principal amount of all Designated Loans in which it is participating if and for so long as it continues to be a Substitute Affiliate Lender under this Agreement.   (e) A Designating Lender may revoke its designation of an Affiliate as a Substitute Affiliate Lender by notice in writing to the Agent and the Company provided that such notice may only take effect when there are no Designated Loans outstanding to the Substitute Affiliate Lender. Upon such Substitute Affiliate Lender ceasing to be a Substitute Affiliate Lender the Designating Lender will automatically assume (and be deemed to assume without further action by any Party) all rights and obligations previously vested in the Substitute Affiliate Lender.   (f) If, as a result of the designation of a Substitute Facility Office or a Substitute Affiliate Lender, an Obligor would be obliged to make a payment to the Designating Lender acting through its Substitute Facility Office or the Substitute Affiliate Lender under Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs), then the Designating Lender acting through its Substitute Facility Office or the Substitute Affiliate Lender (as applicable) is only entitled to receive payment under those Clauses to the same extent as the Designating Lender would have been if such designation had not occurred.   5.6 Cancellation of Commitment   The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.   - 39 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SECTION 4 REPAYMENT, PREPAYMENT AND CANCELLATION   6. REPAYMENT   6.1 Repayment of Loans   (a) Each Borrower which has drawn a Loan shall repay that Loan on the Termination Date.   (b) The Borrowers may not reborrow any part of the Facility which is repaid.   6.2 Extension Option   (a) Following the expiry of the Certain Funds Period, the Company may in it is sole discretion at any time not more than ninety (90) days and not less than ten (10) Business Days prior to the original Termination Date request by written notice to the Agent that the Termination Date be extended once, in relation to all or any part of any Loan which is outstanding, by up to six (6) Months from the original Termination Date.   (b) The request pursuant to paragraph (a) above (the "Extension Option Notice") shall be irrevocable and shall specify:   (i) the amount of each Loan to which the extension relates, provided that if a Loan is to be extended in part, the amount of the Loan extended shall be apportioned to the Lenders at that time pro rata to their Commitments in that Loan; and   (ii) the date to which the Termination Date of each Loan shall be extended (which shall, subject to paragraph (c) below, not fall more than six (6) Months after the original Termination Date) (the "Extended Termination Date").   (c) The Extended Termination Date specified in the Extension Option Notice must fall on a date that is either one (1), two (2), three (3), four (4), five (5) or six (6) Months following the original Termination Date.   (d) The Agent shall forward a copy of the Extension Option Notice to each Lender as soon as practicable after receipt of it.   (e) The Company may not deliver more than one (1) Extension Option Notice.   (f) If on the Termination Date:   (i) the extension option has been exercised in accordance with this Clause 6.2;   (ii) there is no Event of Default continuing; and   (iii) the Extension Fee has been paid in accordance with Clause 11.6 (Extension fee),   - 40 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    the Termination Date shall be extended in accordance with this Clause 6.2 in relation to the amount of the Loan specified in the Extension Option Notice until the Extended Termination Date.   7. PREPAYMENT AND CANCELLATION   7.1 Illegality   If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:   (a) that Lender shall promptly notify the Agent upon becoming aware of that event;   (b) upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and   (c) each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment shall be cancelled in the amount of the participations repaid.   7.2 Merger   (a) Prior to any Merger, the Company shall promptly, and in any event no later than 30 days prior to the completion of that Merger, notify the Agent of the proposed Merger.   (b) If a Lender so requires and notifies the Agent within 20 days of the Company notifying the Agent of the Merger in accordance with paragraph (a) above, the Agent shall, by not less than 3 days’ notice to the Company, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans of that Lender or Affiliate of that Lender, together with accrued interest and all other amounts accrued under the Finance Documents, due and payable within 5 Business Days or, if earlier, the Business Day preceding the date on which the Merger is completed, at which time the Commitment of that Lender will be cancelled and all such outstanding amounts will become due and payable prior to the completion of the Merger.   7.3 Change of Control   Upon the occurrence of a Change of Control:   (a) the Company shall promptly notify the Agent upon becoming aware of that event;   (b) a Lender shall not be obliged to fund a Utilisation; and   - 41 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (c) the Commitment of each Lender shall be immediately cancelled, and if a Lender so requires and notifies the Agent within 20 days of the Company notifying the Agent of the event, the Agent shall declare the participation of that Lender in all outstanding Loans of that Lender or Affiliate of that Lender, together with accrued interest and all other amounts accrued under the Finance Documents, to be due and payable not less than 20 days following the delivery of such notice by the Lender.   7.4 Refinancings   (a) At any time until the Total Commitments have been reduced to zero and all Loans have been prepaid in full, the Company shall procure that an amount equal to the Net Proceeds of:   (i) any debt securities or bonds (convertible or otherwise); or   (ii) any loans, other than:   (A) any intra-Group loan of the proceeds of debt securities or bonds (convertible or otherwise) referred to in paragraph (a)(i) above; and   (B) any loan borrowed under the Revolving Credit Facility,   in each case issued, incurred or borrowed by an Obligor, Cable Onda and, following the relevant Acquisition Closing Date, by (or in respect of) the applicable Target Company or any Subsidiary of that Target Company after the date of this Agreement and on or prior to the Termination Date or the Extended Termination Date (as applicable) (each a "Financing"), are applied in the prepayment of Loans or the cancellation of Available Commitments at the times and in the order of application contemplated by Clause 7.6 (Application of mandatory prepayments and cancellations), provided that the Net Proceeds received from any Financing up to an amount equal to the amount borrowed under the Revolving Credit Facility and applied to repay any outstanding Debt under the Cable Onda Bridge Facility, together with accrued interest on such amount, shall, provided such Net Proceeds are actually applied to repay such outstanding Debt under the Revolving Credit Facility, be disregarded for the purposes of this Clause 7.4.   (b) The Company shall notify the Agent immediately on receipt of any Net Proceeds related to a Financing received by an Obligor, a Target Company or any member of the Target Group.   7.5 Group disposals   (a) The Company must procure that an amount equal to the Net Proceeds of any disposal of all or a material part of the Target Shares of a Target Company or the Cable Onda Shares, or any disposal of all or a material part of the assets of a Target Company and its Subsidiaries or of Cable Onda and its Subsidiaries (the "Disposal Proceeds"), other than disposals:   (i) made in the ordinary course of trading of the disposing entity;   - 42 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (ii) of assets in exchange for other assets (other than cash, Cash Equivalents or shares) comparable or superior as to type, value and quality;   (iii) of cash for purposes not otherwise prohibited by the Finance Documents;   (iv) comprising any dividend or distribution not otherwise prohibited by the Finance Documents;   (v) which constitutes Security or Quasi-Security and is not prohibited under Clause 21.3 (Negative pledge);   (vi) of obsolete or redundant assets or waste, on arm’s length terms;   (vii) in respect of any Target Shares or Cable Onda Shares, to any member of the Group;   (viii) effected pursuant to paragraph (c) of the definition of "Permitted Disposal";   (ix) in respect of any assets other than any Target Shares or Cable Onda Shares, to any member of the Group;   (x) made with the prior written consent of Majority Lenders;   (xi) where the Disposal Proceeds are applied or committed to be applied towards any capital expenditure not prohibited by the terms of this Agreement provided that the Disposal Proceeds are so applied within 6 Months of receipt; or   (xii) made pursuant to one or more sale and leaseback transactions and provided further that such disposal is not reasonably expected to have a Material Adverse Effect,   are applied in full (after deduction of the portion of such Net Proceeds required to be applied to the repayment of other Debt of the Company or a Borrower pursuant to the Revolving Credit Facility, the Cable Onda Bridge Facility or any other such Debt existing as at the date of this Agreement) in the prepayment of Loans or the cancellation of Available Commitments at the times and in the order of application contemplated by Clause 7.6 (Application of mandatory prepayments and cancellations).   (b) The Company shall notify the Agent immediately on receipt of any Disposal Proceeds received by any member of the Group.   7.6 Application of mandatory prepayments and cancellations   (a) A prepayment of Loans or cancellation of Available Commitments under Clause 7.4 (Refinancings) or Clause 7.5 (Group disposals) above shall be applied in the order of application contemplated by the following order:   (i) first in prepayment of any outstanding Loans (with such amount being applied against such Loans as may be selected by the Company (or in the absence of such selection, pro rata against the outstanding Loans)); and   - 43 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (ii) secondly, in cancellation of the Available Commitments (and the Available Commitments of the Lenders under the Facility will be cancelled rateably).   Any excess Net Proceeds related to a Financing or any excess Disposal Proceeds thereafter may be retained by the relevant member of the Group.   (b) The Company shall apply (or shall procure that the Borrowers shall apply) an amount equal to such Net Proceeds from each Financing in prepayment and/or cancellation of the Loans and/or Available Facilities immediately upon receipt of such Net Proceeds by any member of the Group.   (c) The Company shall apply (or shall procure that the Borrowers shall apply) an amount equal to the Disposal Proceeds in prepayment and/or cancellation of the Loans and/or Available Facility on the earlier of: (i) the last day of the first Interest Period to end after receipt by any member of the Group of the Disposal Proceeds of such disposal; and (ii) the date falling one month after receipt of such Disposal Proceeds and, in the case of any cancellation, immediately on the day of notification of the receipt of such Disposal Proceeds.   7.7 Mandatory Prepayment Event   (a) Subject to paragraph (b) below, upon the occurrence of a Mandatory Prepayment Event, the Facility will immediately be cancelled and all outstanding Utilisations, together with accrued interest, and all other amounts accrued under the Finance Documents, shall become immediately due and payable, and each Borrower shall prepay all outstanding amounts borrowed or otherwise payable by it within three Business Days of that date.   (b) No cancellation shall occur and no prepayment shall be required to be made under paragraph (a) above, if:   (i) the aggregate amount of the Debt that is the subject of a Mandatory Prepayment Event, when aggregated with Debt that is the subject of a Cross Payment Default and/or Cross Acceleration (without double counting), is less than US$ 100,000,000 (or its equivalent in any other currency or currencies); or   (ii) the Mandatory Prepayment Event is waived by the Majority Lenders.   7.8 Voluntary cancellation   The Company may, if it gives the Agent not less than ten Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of US$ 10,000,000) of an Available Facility. Any cancellation under this Clause 7.8 shall reduce the Commitments of the Lenders rateably under the Facility.   - 44 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    7.9 Voluntary prepayment of Loans   The Borrower to which a Loan has been made may, if it gives the Agent not less than ten Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the amount of the Loan by a minimum amount of US$ 10,000,000).   7.10 Right of replacement or repayment and cancellation in relation to a single Lender   (a) If:   (i) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross- up) (except to the extent attributable to Panama Withholding Tax); or   (ii) any Lender claims indemnification from the Company under Clause 12.3 (Tax indemnity) (except to the extent attributable to Panama Withholding Tax) or Clause 13.1 (Increased costs);   the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.   (b) On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.   (c) On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan.   (d) The Company may, in the circumstances set out in paragraph (a) above, on 15 Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and to the extent permitted by law, that Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Company which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 23.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.   - 45 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

  (e) The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:   (i) the Company shall have no right to replace the Agent in its capacity as agent of the Finance Parties;   (ii) neither the Agent nor any Lender shall have any obligation to find a replacement Lender;   (iii) in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and   (iv) the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer.   (f) A Lender shall perform the checks described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.   7.11 Right of cancellation in relation to a Defaulting Lender   (a) If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent at least 10 Business Days’ notice of cancellation of the Available Commitment of that Lender.   (b) On the notice referred to in paragraph (a) above becoming effective, the Available Commitment of the Defaulting Lender shall immediately be reduced to zero.   (c) The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.   7.12 Restrictions   (a) Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.   (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty provided that no Break Costs shall payable in respect of any amounts prepaid pursuant to Clause 7.4 (Refinancings) or Clause 7.5 (Group disposals).   (c) No Borrower may reborrow any part of the Facility which is prepaid.   - 46 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (d) The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.   (e) Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.   (f) If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.   (g) If all or part of any Lender’s participation in a Loan is repaid or prepaid an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.   - 47 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SECTION 5 COSTS OF UTILISATION   8. INTEREST   8.1 Calculation of interest   The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:   (a) Margin; and   (b) LIBOR.   8.2 Payment of interest   The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).   8.3 Default interest   (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Agent.   (b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:   (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and   (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.   (c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.   8.4 Notification of rates of interest   The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.   - 48 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    9. INTEREST PERIODS   9.1 Selection of Interest Periods   (a) A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.   (b) Each Selection Notice for a Loan is irrevocable and must be delivered to the Agent by the Borrower (or the Company on behalf of a Borrower) to which that Loan was made not later than the Specified Time.   (c) If a Borrower (or the Company) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be one Month.   (d) Subject to this Clause 9, a Borrower (or the Company on behalf of a Borrower) may select an Interest Period of one, three or six Months or any other period agreed between the Company and the Agent (acting on the instructions of all the Lenders in relation to the relevant Loan).   (e) An Interest Period for a Loan shall not extend beyond the Termination Date.   (f) Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.   9.2 Non-Business Days   If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).   9.3 Consolidation and division of Loans   (a) Subject to paragraph (b) below, if two or more Interest Periods:   (i) relate to Loans made to the same Borrower; and   (ii) end on the same date,   those Loans will, unless that Borrower (or the Company on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan on the last day of the Interest Period.   (b) Subject to Clause 4.4 (Maximum number of Loans) and Clause 5.3 (Currency and amount), if a Borrower (or the Company on its behalf) requests in a Selection Notice that a Loan be divided into two or more Loans, that Loan will, on the last day of its Interest Period, be so divided into the amounts specified in that Selection Notice, being an aggregate amount equal to the amount of the Loan immediately before its division.   - 49 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    10. CHANGES TO THE CALCULATION OF INTEREST   10.1 Absence of quotations   Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.   10.2 Market disruption   (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:   (i) the Margin; and   (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.   (b) In this Agreement "Market Disruption Event" means:   (i) at or about noon on the Quotation Day for the relevant Interest Period LIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant currency and the relevant Interest Period; or   (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.   10.3 Alternative basis of interest or funding   (a) If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.   (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.   10.4 Break Costs   (a) Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.   - 50 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.   11. FEES   11.1 Upfront Fees   The Company shall pay (and, if required under the applicable Fee Letter, shall cause each Additional Borrower to pay), to the Agent (for the account of each Lender) an upfront fee in the amounts and at the times agreed in a Fee Letter.   11.2 Ticking fee   The Company shall pay (and, if required under the applicable Fee Letter, shall cause each Additional Borrower to pay) to the Agent (for the account of each Lender) a ticking fee in the amounts and at the times agreed in a Fee Letter.   11.3 Duration fee   The Company shall pay (and, if required under the applicable Fee Letter, shall cause each Additional Borrower to pay) to the Agent (for the account of each Lender) a duration fee in the amounts and at the times agreed in a Fee Letter.   11.4 Funding fee   The Company shall pay (and, if required under the applicable Fee Letter, shall cause each Additional Borrower to pay) to the Agent (for the account of each Lender) a funding fee in the amounts and at the times agreed in a Fee Letter.   11.5 Agency fee   The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.   11.6 Extension fee   (a) If the Company has delivered an Extension Option Notice under and in accordance with Clause 6.2 (Extension option), the Company shall, on or prior to the Original Termination Date, pay to the Agent (for the account of each Lender), an extension fee in an amount equal to 0.50 per cent. of the Total Commitments as at the original Termination Date (the "Extension Fee").   (b) The Agent shall submit an invoice to the Company no less than five Business Days prior to the Original Termination Date for payment of the Extension Fee.   - 51 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SECTION 6 ADDITIONAL PAYMENT OBLIGATIONS   12. TAX GROSS UP AND INDEMNITIES   12.1 Definitions   (a) In this Agreement:   "Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.   "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.   "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.   "Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).   (b) Unless a contrary indication appears, in this Clause 12 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.   12.2 Tax gross-up   (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.   (b) The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.   (c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required   (d) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.   (e) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.   - 52 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    12.3 Tax indemnity   (a) The Company shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.   (b) Paragraph (a) above shall not apply:   (i) with respect to any Tax assessed on a Finance Party:   (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or   (B) under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,   if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or   (ii) to the extent a loss, liability or cost:   (A) is compensated for by an increased payment under Clause 12.2 (Tax gross-up);   (B) relates to a FATCA Deduction required to be made by a Party.   (c) A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.   (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Agent.   12.4 Tax Credit   If an Obligor makes a Tax Payment and the relevant Finance Party determines that:   (a) a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and   (b) that Finance Party has obtained and utilised that Tax Credit,   - 53 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.   12.5 Stamp taxes   The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.   12.6 VAT   (a) All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party) or, where applicable, directly account for such VAT at the appropriate rate under the reverse charge procedure provided for by the Council Directive 2006/112/EC on the common system of value added tax, as amended, and any relevant VAT provision of the jurisdiction in which the Party receives such supply.   (b) If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):   (i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and   (ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.   - 54 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (c) Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.   (d) Any reference in this Clause 12.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994).   (e) In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.   12.7 FATCA Information   (a) Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:   (i) confirm to that other Party whether it is:   (A) a FATCA Exempt Party; or   (B) not a FATCA Exempt Party; and   (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable "passthru payment percentage" or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.   (b) If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.   (c) Paragraph (a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:   (i) any law or regulation;   (ii) any fiduciary duty; or   (iii) any duty of confidentiality.   - 55 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (d) If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then:   (i) if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and   (ii) if that Party failed to confirm its applicable "passthru payment percentage" then such Party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable "passthru payment percentage" is 100%,   until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.   (e) If a Borrower is a US Tax Obligor, or where the Agent reasonably believes that its obligations under FATCA require it, each Lender shall, within ten Business Days of:   (i) where a Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;   (ii) where a Borrower is a US Tax Obligor and the relevant Lender is a New Lender, the relevant Transfer Date;   (iii) the date a new US Tax Obligor accedes as a Borrower; or   (iv) where the Borrower is not a US Tax Obligor, the date of a request from the Agent,   supply to the Agent:   (v) a withholding certificate on Form W-8 or Form W-9 (or any successor form) (as applicable); or   (vi) any withholding statement and other documentation, authorisations and waivers as the Agent may require to certify or establish the status of such Lender under FATCA.   The Agent shall provide any withholding certificate, withholding statement, documentation, authorisations and waivers it receives from a Lender pursuant to this paragraph (e) to the Borrower and shall be entitled to rely on any such withholding certificate, withholding statement, documentation, authorisations and waivers provided without further verification. The Agent shall not be liable for any action taken by it under or in connection with this paragraph (e).   (f) Each Lender agrees that if any withholding certificate, withholding statement, documentation, authorisations and waivers provided to the Agent pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, it shall promptly update such withholding certificate, withholding statement, documentation, authorisations and waivers or promptly notify the Agent in writing of its legal inability to do so. The Agent shall provide any such updated withholding certificate, withholding statement, documentation, authorisations and waivers to the Borrower. The Agent shall not be liable for any action taken by it under or in connection with this paragraph (f).   - 56 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    12.8 FATCA Deduction   (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.   (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Company, the Agent and the other Finance Parties.   13. INCREASED COSTS   13.1 Increased costs   (a) Subject to Clause 13.3 (Exceptions) the Company shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:   (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this Agreement;   (ii) compliance with any law or regulation made after the date of this Agreement; or   (iii) the implementation or application of, or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV, to the extent such Increased Costs were not capable of being calculated with sufficient accuracy prior to the date of this Agreement.   (b) In this Agreement:   (i) "Increased Costs" means:   (A) a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;   (B) an additional or increased cost; or   (C) a reduction of any amount due and payable under any Finance Document,   - 57 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document; and   (ii) "Basel III" means:   (A) the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;   (B) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and   (C) any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III"; and   (iii) "CRD IV" means:   (A) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and   (B) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.   13.2 Increased cost claims   (a) A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.   (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.   - 58 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    13.3 Exceptions   (a) Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:   (i) attributable to a Tax Deduction required by law to be made by an Obligor;   (ii) attributable to a FATCA Deduction required to be made by a Party;   (iii) compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied); or   (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.   (b) In this Clause 13.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 12.1 (Definitions).   14. OTHER INDEMNITIES   14.1 Currency indemnity   (a) If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:   (i) making or filing a claim or proof against that Obligor; or   (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,   that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.   (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.   - 59 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

  14.2 Other indemnities   The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:   (a) the occurrence of any Event of Default;   (b) a failure by an Obligor to pay any amount due and payable by such Obligor under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties);   (c) funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or   (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.   If Cable Onda becomes an Additional Borrower, the other Obligors and the Finance Parties acknowledge and agree that Cable Onda shall not be responsible for the obligations of any other Borrower or the Guarantor under the Finance Documents.   14.3 Indemnity to the Agent   The Company shall promptly indemnify the Agent against:   (a) any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:   (i) investigating any event which it reasonably believes is a Default, provided that the Agent shall provide the Company with prior written notice thereof; or   (ii) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.   14.4 Acquisition indemnity   The Company shall within three Business Days of demand indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) solely in its capacity as a Finance Party, an Affiliate of that Finance Party or any of their respective employees or officers in connection with or arising out of the Acquisition or the funding of the Acquisition (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Acquisition), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate), provided that the foregoing indemnity shall not apply to any cost, loss or liability incurred by a Finance Party, an Affiliate of a Finance Party or any of their respective employees or officers arising from or relating to the involvement of that Finance Party, any of its Affiliates or their respective employees or officers in the Acquisition or the funding of the Acquisition in any other capacity, including without limitation as a financial or other advisor to any party to the Acquisition and any of their respective Affiliates. Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this Clause 14.4 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.   - 60 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    15. MITIGATION BY THE LENDERS   15.1 Mitigation   (a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) (except to the extent attributable to Panama Withholding Tax), or Clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.   (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.   15.2 Limitation of liability   (a) The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).   (b) A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.   16. COSTS AND EXPENSES   16.1 Transaction expenses   (a) Subject to paragraph (b) below, the Company shall promptly, and in any event within 30 Business Days of, written demand pay the Agent and the Arranger the amount of all documented costs and expenses (including legal fees, up to the limit of an agreed amount) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:   (i) this Agreement and any other documents referred to in this Agreement; and   (ii) any other Finance Documents executed after the date of this Agreement.   - 61 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (b) Cost and expenses other than legal fees, incurred by the Agent and the Arranger, in an amount in excess of:   (i) US$ 15,000, individually; or   (ii) US$ 30,000 in the aggregate (or its equivalent in any currency or currencies),   shall be reimbursed by the Company in accordance with paragraph (a) above, only if such costs and expenses were incurred with the prior consent of the Company.   16.2 Amendment costs   If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 28.10 (Change of currency), the Company shall, within three Business Days of demand, reimburse the Agent for the amount of all documented costs and expenses (including legal fees), in each case up to the limit of an agreed amount (provided that the Agent shall not be obliged to take any action pursuant to this Clause 16.2 in the absence of any such agreement), reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.   16.3 Enforcement costs   The Company shall, within three Business Days of demand, pay to each Finance Party the amount of all documented costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.   - 62 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SECTION 7 GUARANTEE   17. GUARANTEE AND INDEMNITY   17.1 Guarantee and indemnity   The Guarantor irrevocably and unconditionally:   (a) guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;   (b) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and   (c) agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 if the amount claimed had been recoverable on the basis of a guarantee.   17.2 Continuing guarantee   This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.   17.3 Reinstatement   If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 17 will continue or be reinstated as if the discharge, release or arrangement had not occurred.   17.4 Waiver of defences   The obligations of the Guarantor under this Clause 17 will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or any Finance Party) including:   (a) any time, waiver or consent granted to, or composition with, any Obligor or other person;   - 63 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;   (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;   (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;   (e) any amendment, novation, supplement, extension or restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including without limitation any change in the purpose of, any extension of, or any increase in, any facility or the addition of any new facility under any Finance Document or other document;   (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or   (g) any insolvency or similar proceedings.   17.5 Immediate recourse   The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.   17.6 Appropriations   Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:   (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and   (b) hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause 17.   17.7 Deferral of Guarantor’s rights   Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17:   - 64 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (a) to be indemnified by an Obligor;   (b) to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;   (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;   (d) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and Indemnity);   (e) to exercise any right of set-off against any Obligor; and/or   (f) to claim or prove as a creditor of any Obligor in competition with any Finance Party.   If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 28 (Payment mechanics).   17.8 Additional security   This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.   - 65 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SECTION 8 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT   18. REPRESENTATIONS   Each Obligor makes the representations and warranties set out in this Clause 18 to each Finance Party on the date of this Agreement.   18.1 Status   (a) It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.   (b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.   18.2 Binding obligations   The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 24 (Changes to the Obligors), (the "Legal Reservations"), legal, valid, binding and enforceable obligations.   18.3 Non-conflict with other obligations   The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:   (a) any law or regulation applicable to it;   (b) its or any of its Subsidiaries’ constitutional documents; or   (c) any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets which has or could reasonably be expected to have a Material Adverse Effect.   18.4 Power and authority   It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.   18.5 Validity and admissibility in evidence   All Authorisations required or desirable:   (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and   (b) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,   - 66 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    have been obtained or effected and are in full force and effect.   18.6 Governing law and enforcement   (a) Subject to the Legal Reservations, the choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.   (b) Subject to the Legal Reservations, any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.   18.7 Insolvency   No:   (a) corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 22.7(Insolvency proceedings); or   (b) creditors’ process described in Clause 22.8 (Creditors’ process),   has been taken or, to the knowledge of the Company, threatened in relation to a Material Company, and none of the circumstances described in Clause 22.6 (Insolvency) applies to a Material Company.   18.8 Deduction of Tax   Other than any payments that are subject to Panama Withholding Tax (in the event that Cable Onda becomes an Additional Borrower), it is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.   18.9 No filing or stamp taxes   Other than the payment of stamp taxes on the proceeds of the Loan used for the acquisition of Target 1, under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.   18.10 No default   (a) No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.   (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or on any Significant Subsidiary, or to which its (or any Significant Subsidiary’s) assets are subject which might have a Material Adverse Effect.   - 67 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    18.11 No misleading information   (a) All material information provided to the Arrangers in writing by the Company relating to the Acquisition (excluding the confidential information memorandum prepared by the Sellers for the purposes of the Acquisition and any information provided to an Arranger in any capacity other than as an Arranger or a Lender in relation to the Facility, including without limitation as a financial or other advisor to the Company, any other member of the Group or any member of the Target Group) is accurate in all material respects and not misleading in any material respect.   (b) Any factual information contained in the Annual Report was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.   (c) Nothing has occurred or been omitted from the Annual Report and no information has been given or withheld that results in the information contained in the Annual Report being untrue or misleading in any material respect, in each case as at the date it was provided or as at the date (if any) at which it is stated.   18.12 Financial statements   (a) Its Original Financial Statements were prepared in accordance with IFRS consistently applied.   (b) Its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of the Company) during the relevant Financial Year.   (c) There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Company) since the date of the most recent financial statements delivered pursuant to Clause 19.1 (Financial statements).   18.13 Pari passu ranking   Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.   18.14 No proceedings   Save as disclosed in the Original Financial Statements or relating to a Disclosed Investigation, no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.   - 68 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    18.15 Environmental compliance   Each Obligor and Significant Subsidiary has performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by any Obligor or Significant Subsidiary or on which any Obligor or Significant Subsidiary has conducted any activity where failure to do so might reasonably be expected to have a Material Adverse Effect.   18.16 Taxation   (a) Except for any Permitted Tax Non-Payments, it has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed.   (b) It is not materially overdue in the filing of any Tax returns.   (c) No claims are being or are reasonably likely to be asserted against it with respect to Taxes that could reasonably be expected to have a Material Adverse Effect.   18.17 Anti-corruption, anti-bribery and anti-money laundering laws and regulations   Save for any Disclosed Investigation, no Obligor, and no Subsidiary, director or officer of any Obligor and, to the best of its knowledge and belief, no Affiliate, has engaged in any activity or conducted its businesses in any way which would violate any applicable anti- corruption, anti-bribery or anti-money laundering laws or regulations and each Obligor has instituted and maintains policies and procedures designed to promote and achieve compliance with such laws and regulations.   18.18 Sanctions   Each Obligor represents in respect of itself and in respect of its Subsidiaries, directors and officers that:   (a) it is not the subject of any Sanctions; and   (b) it is not violating any Sanctions,   in either case applicable to it, provided that, this representation and warranty shall not be deemed to be made to or for the benefit of any Finance Party or any director, officer or employee thereof to the extent that this provision would expose that Finance Party or any director, officer or employee thereof to any liability under any applicable anti-boycott law, regulation or statute.   18.19 Intellectual Property   It and each of its Subsidiaries:   (a) is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted;   - 69 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (b) does not (nor does any of its Subsidiaries), in carrying on its businesses, infringe any Intellectual Property of any third party; and   (c) has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it,   save, in each case, where failure to be so or to do so or to have done or does not and is not reasonably likely to have a Material Adverse Effect.   18.20 Acquisition arrangements   Each Obligor represents in respect of itself and the Purchaser that:   (a) it has complied in all material respects with applicable laws and regulations in relation to the Acquisition.   (b) the performance by it of, and the transactions contemplated by, the Acquisition Documents do not and will not conflict with:   (i) any law or regulation applicable to it;   (ii) its constitutional documents; or   (iii) any agreement or instrument binding upon it or any of its assets.   (c) the obligations expressed to be assumed by the Purchaser in each Acquisition Document are legal, valid, binding and enforceable obligations.   (d) the Purchaser has the power to perform, and has taken all necessary action to authorise its performance of, the Acquisition Documents to which it is a party and the transactions contemplated by those Acquisition Documents.   (e) the Acquisition Documents contain all the terms of the Acquisition.   18.21 Centre of main interests and establishments   For the purposes of the Regulation, its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Luxembourg, Sweden, the United Kingdom or the United States of America and it has no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.   18.22 Repetition   (a) The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on:   (i) the date of each Utilisation Request and the first day of each Interest Period; and   (ii) in the case of an Additional Borrower, the day on which it becomes (or it is proposed that it becomes) an Additional Borrower.   - 70 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (b) Clause 18.20 (Acquisition arrangements) is deemed to be made on the date of each Utilisation Request and on the date of each Utilisation.   19. INFORMATION UNDERTAKINGS   The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.   19.1 Financial statements   The Company shall supply to the Agent:   (a) as soon as the same become available, but in any event within 120 days after the end of each of its Financial Years:   (i) its audited consolidated financial statements for that Financial Year; and   (ii) its audited unconsolidated financial statements for that Financial Year;   (b) as soon as it is available, but in any event within 60 days after the end of each Financial Quarter of each of its Financial Years (other than the Financial Quarter ending at the end of a Financial Year), its Quarterly Report for that Financial Quarter;   (c) as soon as the same become available, but in any event within 90 days after the end of each Financial Quarter of each of its Financial Years (other than the Financial Quarter ending at the end of a Financial Year), if required to be prepared under IFRS, an unaudited pro forma interim condensed consolidated income statement and a statement of financial position of the Company, together with explanatory footnotes, for any acquisitions, dispositions or recapitalisations that have occurred since the beginning of the most recently completed Financial Year as to which such quarterly report relates; provided that such pro forma financial information will be provided only to the extent available without unreasonable expense, in which case the Company will provide, in the case of a material acquisition, the financial statements of the acquired company to the extent available without unreasonable expense; and   (d) as soon as the same become available, but in any event within 90 days after the end of each Financial Quarter of each of its Financial Years:   (i) the details of sums being upstreamed by way of dividend or loan on a Subsidiary by Subsidiary basis; and   (ii) the unaudited unconsolidated quarterly, semi-annual and annual financial statements in respect of:   (A) each Significant Subsidiary incorporated in Guatemala and Paraguay for so long as such unconsolidated financial statements are prepared in respect of such Significant Subsidiaries; and   - 71 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (B) any other Significant Subsidiary to the extent such unconsolidated financial statements are prepared in respect of those Significant Subsidiaries.   19.2 Compliance Certificate   (a) The Company shall supply to the Agent, with each set of financial statements delivered pursuant to paragraphs (a)(i) and (b) of Clause 19.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial covenants) as at the date at which those financial statements were drawn up.   (b) Each Compliance Certificate shall be signed by the Chief Executive Officer or the Chief Financial Officer of the Company in the form agreed by the Company and the Majority Lenders.   19.3 Requirements as to financial statements   (a) Each set of financial statements delivered by the Company pursuant to Clause 19.1 (Financial statements) shall be certified by a director of the relevant company as fairly representing its financial condition as at the date at which those financial statements were drawn up.   (b)   (i) The Company shall procure that each set of financial statements of the Company or any of its Subsidiaries delivered pursuant to Clause 19.1 (Financial statements) is prepared using IFRS. If there is a change to IFRS that might result in any material alteration in the commercial effect of any of the terms of this Agreement (a "Material IFRS Change"), the Company shall notify the Agent and, if the Agent so requests, deliver to the Agent sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 22 (Financial covenants) has been complied with notwithstanding such Material IFRS Change.   (ii) If the Company notifies the Agent of a Material IFRS Change in accordance with paragraph (i) above, then the Company and Agent shall enter into negotiations in good faith with a view to agreeing any amendments to this Agreement which may be necessary to ensure that the Material IFRS Change does not result in any material alteration in the commercial effect of the terms of this Agreement, and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.   19.4 Information: miscellaneous   (a) The Company shall keep the Agent reasonably updated as to the status and progress of (or otherwise in respect of) the Acquisition (subject to the requirements of applicable law).   - 72 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (b) The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):   (i) all documents despatched by the Company to the shareholders of its publicly listed shares (or any class of them) or its creditors generally (or any class of them) at the same time as they are dispatched;   (ii) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group and which might, if adversely determined, have a Material Adverse Effect, provided that this requirement and the notification requirement under Clause 21.12 (Environmental Claims) shall be deemed satisfied where such details are contained in the Quarterly Report or the annual financial statements of the Company;   (iii) promptly after the occurrence of any material acquisition, disposition or restructuring of the Group, or any changes to the Chief Executive Officer or Chief Financial Officer at the Company, or any other material event that the Company announces publicly, a press release or report containing a description of such event; and   (iv) promptly, such further information (which is not of a confidential nature) regarding the financial condition, assets and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request.   19.5 Notification of default   (a) Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).   (b) Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).   19.6 Use of websites   (a) The Company may satisfy its obligation under this Agreement to deliver any information in relation to:   (i) the Original Lenders; and   (ii) those Lenders who accept this method of communication,   (together with the Original Lenders, the "Website Lenders"), by posting this information onto an electronic website designated by the Company and the Agent (the "Designated Website") if:   - 73 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (A) the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;   (B) both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and   (C) the information is in a format previously agreed between the Company and the Agent.   If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be provided by it.   (b) The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.   (c) The Company shall promptly upon becoming aware of its occurrence notify the Agent if:   (i) the Designated Website cannot be accessed due to technical failure;   (ii) the password specifications for the Designated Website change;   (iii) any new information which is required to be provided under this Agreement is posted onto the Designated Website;   (iv) any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or   (v) the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.   If the Company notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.   (d) Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within ten Business Days.   - 74 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    19.7 "Know your customer" checks   (a) If:   (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;   (ii) any change in:   (A) the status of an Obligor; or   (B) the composition of the shareholders of an Obligor (other than the Company),   after the date of this Agreement; or   (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,   obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.   (b) Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.   (c) The Company shall, by not less than ten Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Borrower pursuant to Clause 24 (Changes to the Obligors).   - 75 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (d) Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Borrower obliges the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Borrower.   20. FINANCIAL COVENANTS   20.1 Financial definitions   In this Clause 20:   "Acquired Debt" means Debt of any person (i) incurred and outstanding at the time it becomes a member of the Group or is merged, consolidated, amalgamated or otherwise combined with or into a member of the Group including pursuant to any acquisition of assets and assumption of related liabilities or (ii) incurred to provide all or part of the funds utilised to consummate the transaction or series of related transactions pursuant to which such person became a member of the Group or was otherwise acquired by a member of the Group; provided that, after giving pro forma effect to the transaction or transactions by which such person becomes a member of the Group or is merged, consolidated, amalgamated or otherwise combined with or into a member of the Group, either (i) the Company is in compliance with the requirements of paragraph (a) of Clause 20.2 (Financial Condition) or (ii) the Net Leverage Ratio would not be more than such ratio before giving effect to such transaction or transactions.   "Cash Equivalents" means, with respect to any person:   (a) Government Securities;   (b) deposit accounts, certificates of deposit and Eurodollar time deposits and money market deposits, bankers’ acceptances and overnight bank deposits, in each case issued by or with (i) any of the Original Lenders; (ii) a bank or trust company which is organized under the laws of the United States of America, any state thereof, the United Kingdom, Switzerland, Canada, Australia or any member state of the European Union, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of US$ 100,000,000 (or its equivalent in any other currency or currencies) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), or (iii) any money market fund sponsored by a U.S. registered broker dealer or mutual fund distributor;   (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in paragraph (b)(i) and paragraph (b)(ii) entered into with any financial institution meeting the qualifications specified in paragraph (b)(ii) above;   - 76 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (d) commercial paper having one of the two highest ratings obtainable from Fitch Ratings Ltd or Moody’s Investor Services Limited and in each case maturing within 365 days after the date of acquisition;   (e) money market funds mutual funds at least 95% of the assets of which constitute Cash Equivalents of the types described in paragraphs (a) through (d) of this definition; and   (f) with respect to any person organised under the laws of, or having its principal business operations in, a jurisdiction outside the United States, those investments that are of the same type as investments in paragraphs (a), (c) and (d) of this definition except that the obligor thereon is organised under the laws of the country (or any political subdivision thereof) in which such person is organised or conducting business.   "Consolidated EBITDA" means, for any period, operating profit, as such amount is determined in the Company’s consolidated income statement in accordance with IFRS, plus the sum of the following amounts, in each case, without double counting. Losses shall be added (as a positive number) and gains shall be deducted, in each case, to the extent such amounts were included in calculating operating profit:   (a) depreciation and amortization expenses, as indicated in the Company’s consolidated statement of cash flows;   (b) the net loss or gain on the disposal and impairment of assets, as indicated in the Company’s consolidated statement of cash flows;   (c) share-based compensation expenses, as indicated in the Company’s consolidated statement of cash flows;   (d) in accordance with IFRS accounting practice other non-cash charges reducing operating profit (provided that if any such non-cash charge represents an accrual of or reserve for potential cash charges in any future period, the cash payment in respect thereof in such future period shall reduce operating profit to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period) less other non-cash items of income increasing operating income (excluding any such non-cash item of income to the extent it represents (x) a receipt of cash payments in any future period, (y) the reversal of an accrual or reserve for a potential cash item that reduced operating income in any prior period and (z) any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase operating income in such prior period);   (e) any material extraordinary, one-off, non-recurring, exceptional or unusual gain, loss, expense or charge, including any charges or reserves in respect of any restructuring, redundancy, relocation, refinancing, integration or severance or other post-employment arrangements, signing, retention or completion bonuses, transaction costs, acquisition costs, disposition costs, business optimization, information technology implementation or development costs, costs related to governmental investigations and curtailments or modifications to pension or postretirement benefits schemes, litigation or any asset impairment charges or the financial impacts of natural disasters (including fire, flood and storm and related events);   - 77 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (f) the effects of adjustments in its consolidated financial statements pursuant to IFRS (including inventory, property, equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items) attributable to the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to any consummated acquisition or joint venture investment or the amortization or write-off or writedown of amounts thereof, net of taxes;   (g) any reasonable expenses, charges or other costs related to any sale of Capital Stock (other than Redeemable Stock) of the Company or a Holding Company of the Company, Investment, acquisition, disposition, recapitalization or the incurrence of any Debt, in each case, as determined in good faith by a responsible financial or accounting officer of the Company;   (h) any gains or losses on associates;   (i) any unrealized gains or losses due to changes in the fair value of equity Investments;   (j) any unrealized gains or losses due to changes in the fair value of Permitted Interest Rate, Currency or Commodity Price Agreements;   (k) any unrealized gains or losses due to changes in the carrying value of put options in respect of Capital Stock of, or voting rights with respect to, any Subsidiary, joint venture or associate;   (l) any unrealized gains or losses due to changes in the carrying value of call options in respect of Capital Stock of, or voting rights with respect to, any Subsidiary, joint venture or associate;   (m) any net foreign exchange gains or losses;   (n) in accordance with IFRS accounting practice, any adjustments to reduce the impact of the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies;   (o) accruals and reserves that are established or adjusted within twelve months after the closing date of any acquisition that are so required to be established or adjusted in accordance with IFRS;   (p) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as the Company or a Subsidiary has received confirmation that such amount will be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period);   - 78 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (q) the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets; and   (r) any net gain (or loss) realized upon any sale/leaseback transaction that is not sold or otherwise disposed of in the ordinary course of business, determined in good faith by a responsible financial or accounting officer of the Company.   For the purposes of calculating Consolidated EBITDA for any period, as of such date of determination:   (i) if, since the beginning of such period the Company or any Subsidiary has made any disposal of assets not in the ordinary course of business or disposed of any company, any business, or any group of assets constituting an operating unit of a business (any such disposition, a "Sale"), including any Sale occurring in connection with a transaction causing a calculation to be made hereunder, then Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;   (ii) if, since the beginning of such period the Company or any Subsidiary (by merger or otherwise) will have made an Investment in any Person that thereby becomes a Subsidiary, or otherwise acquires any company, any business, or any group of assets constituting an operating unit of a business (any such Investment or acquisition, a "Purchase"), including any such Purchase occurring in connection with a transaction causing a calculation to be made hereunder, then Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period;   (iii) if, since the beginning of such period any Person (that became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period) will have made any Sale or any Purchase that would have required an adjustment pursuant to clauses (i) or (ii) above if made by the Company or a Subsidiary since the beginning of such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period, including anticipated synergies and cost savings as if such Sale or Purchase occurred on the first day of such period; and   - 79 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (iv) whenever pro forma effect is applied, the pro forma calculations will be as determined in good faith by a responsible financial or accounting officer of the Company (including in respect of anticipated synergies and cost savings) as though the full effect of such synergies and cost savings were realized on the first day of the relevant period and shall also include the reasonably anticipated full run rate cost savings effect (as calculated in good faith by a responsible financial or chief accounting officer of the Company) of cost savings programs that have been initiated by the Company or its Subsidiaries as though such cost savings programs had been fully implemented on the first day of the relevant period, provided that if the aggregate amount of such anticipated synergies and cost savings exceeds 5% of Consolidated EBITDA (calculated without reference to the applicable Purchase or Sale), such amounts are confirmed by a reputable, independent third party advisor.   For the purpose of calculating the Consolidated EBITDA of the Company, any Joint Venture Consolidated EBITDA shall be added to the amount determined in accordance with the foregoing.   "Consolidated Interest Expense" means for any Relevant Period, the consolidated interest expense included in the consolidated income statement (without deduction of interest income) of the Company and its Subsidiaries for such Relevant Period prepared in accordance with IFRS, excluding the interest component of any Capital Lease Obligation, and calculated without double counting any obligations described in paragraphs (a), (b) or (h) of the first paragraph of the definition of Debt that are incurred by any member of the Group and any obligations described in paragraph (a) of the definition of Debt.   "Consolidated Net Debt" means, with respect to the Company as of any date of determination, the sum without duplication of:   (a) the total amount of Debt of the Company and its Subsidiaries on a consolidated basis that would be stated on the statement of financial position of the Company as of such date in accordance with IFRS, minus   (b) the sum without duplication of:   (i)   (A) all Debt outstanding under Minority Shareholder Loans, plus   (B) any Debt which is a contingent obligation of the Company or its Subsidiaries on the date of the most recent financial statements, plus   (C) the amount of cash and Cash Equivalents (other than cash or Cash Equivalents received from the incurrence of Debt by any member of the Group to the extent such cash or Cash Equivalents has not been subsequently applied or used for any purpose not prohibited by this Agreement) of the Company and its Subsidiaries on a consolidated basis that would be stated on the statement of financial position of the Company as of such date in accordance with IFRS, plus   (D) deposits pledged to secure Debt, as such amount is recorded under the line item "pledged deposits" under non- current assets on the Company’s statement of financial position, plus   - 80 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (E) Debt of the Company and its Subsidiaries under any Capital Lease Obligation or operating lease,   less   (ii) Restricted Cash.   "Financial Quarter" means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.   "Financial Year" means the annual accounting period of the Company ending on or about 31 December in each year.   "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and which have a remaining weighted average life to maturity of not more than one year from the date of Investment therein.   "Interest Cover" means the ratio of Consolidated EBITDA to Consolidated Interest Expense in respect of any Relevant Period.   "Investment" by any person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other person, including any payment on a guarantee of any obligation of such other person, together with all items that are or would be classified as Investments on a statement of financial position (excluding the footnotes thereto) prepared in accordance with IFRS, but shall not include:   (a) trade accounts receivable in the ordinary course of business on credit terms made generally available to the customers of such person; or   (b) commission, travel, payroll, entertainment, relocation and similar advances to officers and employees and profit sharing and other employee benefit plan contributions made in the ordinary course of business.   Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to a subsequent change in value and, to the extent applicable, shall be determined based on the equity value of such Investment.   "Joint Venture Consolidated EBITDA" means an amount equal to the product of (i) the Consolidated EBITDA of any joint venture (determined in good faith by a responsible financial or accounting officer of the Company on the same basis as provided for in the definition of "Consolidated EBITDA" (with the exception of clause (i) and the last sentence thereof) as if each reference to the "Company" in such definition was to such joint venture) whose financial results are not consolidated with those of the Company in accordance with IFRS and (ii) a percentage equal to the direct equity ownership percentage of the Company and/or its Subsidiaries in the Capital Stock of such joint venture and its Subsidiaries.   - 81 - tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    "Minority Shareholder Loan" means Debt of a Subsidiary of the Company that is issued to and held by an equity owner of such Subsidiary, other than the Company or a subsidiary of the Company.   "Net Leverage Ratio" means, with respect to the Company, the ratio of (a) the Consolidated Net Debt (excluding Debt consisting of Permitted Interest Rate, Currency or Commodity Price Agreements) to (b) the Consolidated EBITDA of the Company for the four most recent Financial Quarters ending immediately prior to such date for which consolidated financial statements are available, determined on a pro forma basis as if any such Debt had been incurred, or such other Debt had been repaid, redeemed or repurchased, as applicable, at the beginning of such four Financial Quarter period. For the avoidance of doubt, in determining Net Leverage Ratio, no cash or Cash Equivalents shall be included that are the proceeds of Debt in respect of which the pro forma calculation is to be made.   "Quarter Date" means each of 31 March, 30 June, 30 September and 31 December.   "Relevant Period" means each period of twelve months ending on or about the last day of the Financial Year and each period of twelve months ending on or about the last day of each Financial Quarter.   "Restricted Cash" means the sum of (a) Restricted MFS Cash, and (b) without duplication, the amount of cash that would be stated as "restricted cash" on the consolidated statement of financial position of the Company as of such date in accordance with IFRS.   20.2 Financial condition   The Company shall ensure that:   (a) Net Leverage Ratio: Net Leverage Ratio in respect of any Relevant Period shall be less than 3.00:1 at all times.   (b) Interest Cover: Interest Cover in respect of any Relevant Period shall not be less than 4.00:1 at any time.   20.3 Financial testing   The financial covenants set out in Clause 20.2 (Financial condition) shall be tested quarterly by reference to each of the financial statements delivered pursuant to paragraphs (a)(i) and (b) of Clause 19.1 (Financial Statements) and/or each Compliance Certificate delivered pursuant to Clause 19.2 (Compliance Certificate).   21. GENERAL UNDERTAKINGS   The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.     - 83 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    21.1 Authorisations   Each Obligor shall promptly:   (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and   (b) supply certified copies to the Agent of,   any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and/or the Acquisition Documents and to ensure, subject to the Legal Reservations, the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document and/or any Acquisition Document.   21.2 Compliance with laws   Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under either the Finance Documents or the Acquisition Documents.   21.3 Negative pledge   In this Clause 21.3, "Quasi-Security" means an arrangement or transaction described in paragraph (b) below.   (a) No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Lien over any of its assets.   (b) No Obligor shall (and the Company shall ensure that no other member of the Group will):   (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;   (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms;   (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or   (iv) enter into any other preferential arrangement having a similar effect,   in circumstances where the arrangement or transaction is entered into primarily as a method of raising Debt or of financing the acquisition of an asset.   (c) Paragraphs (a) and (b) above do not apply to any Lien or (as the case may be) Quasi-Security which is a Permitted Lien.     - 84 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    21.4 Disposals   (a) No Obligor shall (and the Company shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.   (b) Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is a Permitted Disposal.   21.5 Arm’s length basis   (a) Except as permitted by paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any transaction with any person except on arm’s length terms and for full market value.   (b) The following transactions shall not be a breach of this Clause 21.5:   (i) intra-Group loans permitted under Clause 21.16 (Loans or credit); and   (ii) any Permitted Reorganisation to the extent that it only involves members of the Group; or   (iii) fees, costs and expenses payable under the Finance Documents in the amounts set out in the Finance Documents delivered to the Agent under Clause 4.1 (Initial conditions precedent) or agreed by the Agent.   21.6 Pari passu ranking   Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.   21.7 Change of business   (a) Except as permitted under paragraph (b) below, the Company shall ensure that no substantial change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement (provided that, for the avoidance of doubt, the Acquisition shall not constitute such a substantial change).   (b) Paragraph (a) shall not prevent the Company from engaging in any Permitted Business.   21.8 Preservation of properties   Subject to Permitted Discontinuance of Property Maintenance, each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain in good repair, working order and condition (ordinary wear and tear excepted) all of its material properties necessary or desirable in the conduct of its business, all in accordance with the judgment of the Company (acting reasonably).     - 85 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    21.9 Joint Ventures   (a) Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will):   (i) enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or   (ii) transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).   (b) Paragraph (a) above does not apply to any acquisition of (or agreement to acquire) any interest in a Joint Venture or transfer of assets (or agreement to transfer assets) to a Joint Venture or loan made to or guarantee given in respect of the obligations of a Joint Venture if such transaction is a Permitted Joint Venture.   21.10 Insurance   Each Obligor shall (and the Company shall ensure that each member of the Group will) maintain insurances on and in relation to its properties with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.   21.11 Environmental Compliance   Each Obligor shall (and the Company shall ensure that each member of the Group will) comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits where failure to do so has or is reasonably expected to have a Material Adverse Effect.   21.12 Environmental Claims   Subject to paragraph 19.4(b)(ii) of Clause 19.4 (Information: miscellaneous), the Company shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of:   (a) any Environmental Claim that has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Group; or   (b) any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,   where the claim would be reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.     - 86 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    21.13 Anti-corruption law   (a) No Obligor shall (and the Company shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facility for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions to which the relevant member of the Group or any Finance Party is subject.   (b) Each Obligor shall (and the Company shall ensure that each other member of the Group will):   (i) conduct its businesses in compliance with applicable anti-corruption laws; and   (ii) maintain policies and procedures designed to promote and achieve compliance with such laws.   21.14 Sanctions   (a) No Obligor shall (and the Company shall ensure that no other member of the Group will) contribute or otherwise use the proceeds or make available the proceeds of the Facility, directly or indirectly, to any person or entity listed on any Sanctions List or located in a Sanctioned Country, to the extent such contribution or provision of proceeds would be prohibited by Sanctions or would otherwise cause any Finance Party to be in breach of applicable Sanctions (at the time the proceeds were made available or contributed).   (b) No Obligor shall (and the Company shall ensure that no other member of the Group will) fund all or part of any payment under the Facility out of proceeds derived from transactions which are prohibited by Sanctions or would otherwise cause any Finance Party to be in breach of applicable Sanctions (at the time the proceeds were made available or contributed).   (c) This covenant shall not be deemed to be made to or for the benefit of any Finance Party or any director, officer or employee thereof to the extent that this provision would expose that Finance Party or any director, officer or employee thereof to any liability under any applicable anti-boycott law, regulation or statute.   21.15 Taxation   (a) Except as permitted under paragraph (b) below, each Obligor shall (and the Company shall ensure that each member of the Group will) duly and punctually pay and discharge all material Taxes imposed upon it or its assets within the time period allowed without incurring penalties.   (b) Paragraph (a) above, shall not apply to any payment which is a Permitted Tax Non-Payments.     - 87 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    21.16 Financial indebtedness   The Company shall ensure that none of its Subsidiaries will incur or allow to remain outstanding any Debt, if and to the extent that such Debt would cause or result in a Net Leverage Ratio of 2.75:1 or more, excluding in this calculation all Debt that only has recourse against the Company and any Consolidated EBITDA generated by the Company.   21.17 Loans and credit   No Obligor shall (and the Company shall ensure that no other member of the Group will) make any loans or grant any credit to or for the benefit of any person, other than a Permitted Loan.   21.18 Intellectual Property   Each Obligor shall (and the Company shall procure that each other member of the Group will):   (a) preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Group member ("Material Intellectual Property");   (b) use reasonable endeavours to prevent any infringement in any material respect of the Material Intellectual Property;   (c) make registrations and pay all registration fees and taxes necessary to maintain the Material Intellectual Property in full force and effect and record its interest in that Material Intellectual Property;   (d) not use or permit the Material Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Material Intellectual Property which may materially and adversely affect the existence or value of the Material Intellectual Property or imperil the right of any member of the Group to use such property; and   (e) not discontinue the use of the Material Intellectual Property,   where failure to do so, in the case of paragraphs (a) and (b) above, or, in the case of paragraphs (d) and (e) above, such use, permission to use, omission or discontinuation, is reasonably likely to have a Material Adverse Effect.   21.19 Treasury transactions   No Obligor shall (and the Company will procure that no other member of the Group will) enter into any Interest Rate, Currency or Commodity Price Agreement, other than a Permitted Interest Rate, Currency or Commodity Price Agreement.     - 88 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    21.20 Dividends   The Company shall not pay, make or declare any dividend or other distribution to all or any of its shareholders whilst and for so long as (i) an Event of Default has occurred and is continuing, and (ii) any Utilisation is outstanding under the Facility.   21.21 Centre of main interests and establishment   For the purposes of the Regulation, the Company shall ensure that its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in either Luxembourg, Sweden, the United Kingdom or the United States of America and that it shall have no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.   21.22 Acquisition undertakings   (a) In respect of any payment of a dividend or distribution of share premium reserve following the occurrence of the Acquisition Closing Date in relation to a Target Company by such Target Company or any of its Subsidiaries that is not a wholly-owned Subsidiary of its Holding Company, the Company shall procure that the payment made by the Target Company or is Subsidiary, as applicable, to its minority shareholders shall be no greater than proportionate to their shareholding.   (b) The Company will procure that the Purchaser (or other relevant member of the Group) will promptly pay all amounts payable to the Sellers under the Acquisition Documents as and when they become due (except to the extent that any such amounts are being contested in good faith by a member of the Group and where adequate reserves are set aside for any such payment).   (c) The Company will procure that the Purchaser (or other relevant member of the Group) shall take all reasonable and practicable steps to preserve and enforce its rights (or the rights of any other member of the Group) and pursue any claims and remedies arising under any Acquisition Documents to the extent it would be commercially reasonable to do so in its reasonable opinion.   22. EVENTS OF DEFAULT   Each of the events or circumstances set out in this Clause 22 is an Event of Default, save for Clause 22.16 (Acceleration).   22.1 Non-payment   An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:   (a) its failure to pay is caused by:   (i) administrative or technical error; or   (ii) a Disruption Event; and     - 89 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (b) payment is made within five Business Days of its due date.   22.2 Financial covenants   Any requirement of Clause 20 (Financial covenants) is not satisfied.   22.3 Other obligations     (a)   (i) An Obligor does not comply with the provision of Clauses 21.3 (Negative Pledge), 21.4 (Disposals), 21.6 (Pari passu ranking), 21.9 (Joint Ventures), 21.13 (Anti-corruption law), 21.14 (Sanctions), 21.17 (Loans and credit), 21.20 (Dividends) or 21.21 (Centre of main interests and establishment).   (ii) No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 20 days of the earlier of (A) the Agent giving notice to the Company, and (B) a member of the executive committee or the treasury department of the Company becoming aware of the failure to comply.     (b)   (i) An Obligor does not comply with any provision of the Finance Documents, other than those referred to in Clauses 22.1 (Non-payment), 20 (Financial covenants), paragraph (a) of 22.3 (Other obligations) and 21.16 (Financial Indebtedness).   (ii) No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 30 days of the earlier of (A) the Agent giving notice to the Company and (B) a member of the executive committee or the treasury department of the Company becoming aware of the failure to comply.   22.4 Misrepresentation   Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, and, the circumstance or event giving rise to such misrepresentation, if capable of remedy, is not remedied within 21 days of the earlier of the Agent giving notice to the Company and the Company becoming aware of the relevant misrepresentation.   22.5 Cross Payment Default and Cross Acceleration   (a) The occurrence of a Cross Payment Default.   (b) The occurrence of a Cross Acceleration.     - 90 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (c) No Event of Default will occur under this Clause 22.5 if the aggregate amount of Debt which is the subject of the events referred to in paragraphs (a) and (b) above is less than US$ 50,000,000 (or its equivalent in any other currency or currencies) without double counting.   22.6 Insolvency   (a) A Material Company is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.   (b) The value of the assets of any Material Company is less than its liabilities (taking into account contingent and prospective liabilities).   (c) A moratorium is declared in respect of any indebtedness of any Material Company.   22.7 Insolvency proceedings   Any corporate action, legal proceedings or other procedure or step is taken in relation to:   (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Material Company;   (b) a composition, compromise, assignment or arrangement with any creditor of any Material Company;   (c) the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Material Company or any of its assets; or   (d) enforcement of any Lien over any assets of any Material Company,   or any analogous procedure or step is taken in any jurisdiction.   This Clause 22.7 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement.   22.8 Creditors’ process   Any attachment, sequestration, distress or execution affects any asset or assets of a Material Company having an aggregate value of US$50,000,000 and is not discharged within 30 days or, where the Company reasonably believes such action is frivolous, vexatious or without merit, and is challenging such action in good faith, it is not discharged within 180 days.     - 91 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    22.9 Ownership of the Obligors   An Obligor (other than the Company) is not or ceases to be a Subsidiary of the Company.   22.10 Cessation of business   Any member of the Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business, except as a result of a Permitted Reorganisation or a Permitted Disposal.   22.11 Unlawfulness   It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.   22.12 Repudiation   An Obligor repudiates a Finance Document or evidences an intention to repudiate either a Finance Document.   22.13 Expropriation   The authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets, where such action has or is reasonably likely to have a Material Adverse Effect.   22.14 Litigation   Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened, against any member of the Group or its assets which, in the reasonable opinion of the Majority Lenders (having taken into account appropriate local legal advice):   (a) is likely to be adversely determined; and   (b) if adversely determined, would have a Material Adverse Effect.   22.15 Material adverse change   Any event or circumstance occurs which in the opinion of the Majority Lenders (acting reasonably) has or is reasonably likely to have a Material Adverse Effect.   22.16 Acceleration   On and at any time after the occurrence of an Event of Default which is continuing, the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:   (a) cancel the Total Commitments, at which time they shall immediately be cancelled;     - 92 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or   (c) declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders   22.17 Clean-Up Period   Notwithstanding any other provision of any Finance Document:   (a) any breach of a Clean-Up Undertaking; or   (b) any Event of Default constituting a Clean-Up Default,   will be deemed not to be a breach of covenant or an Event of Default (as the case may be) if:   (i) it is notified by the Company or a Borrower to the Agent as soon as reasonably practicable;   (ii) it is capable of remedy and reasonable steps are being taken to remedy it;   (iii) it is not reasonably likely to have a Material Adverse Effect; and   (iv) it was not procured or approved by the Company or a Borrower or, following the Acquisition Closing Date in relation to a Target Company, such Target Company or any of its Subsidiaries.   If the relevant circumstances are continuing after the date falling 90 days after the applicable Acquisition Closing Date, there shall be a breach of breach of covenant or Event of Default, as the case may be notwithstanding the above (and without prejudice to the rights and remedies of the Finance Parties).     - 93 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SECTION 9 CHANGES TO PARTIES   23. CHANGES TO THE LENDERS   23.1 Assignments and transfers by the Lenders   Subject to this Clause 23, a Lender (the "Existing Lender") may:   (a) assign any of its rights; or   (b) transfer by novation any of its rights and obligations,   to (i) another bank or financial institution or (ii) a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a "Fund") (the "New Lender").   23.2 Conditions of assignment or transfer   (a) The consent of the Company is required for an assignment or transfer by an Existing Lender unless the assignment or transfer is:   (i) to another Lender or an Affiliate of a Lender (provided such Lender or its Affiliate is not a Fund); or   (ii) made at a time when an Event of Default is continuing; and   (b) The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed (provided that a refusal to consent if the proposed assignee or transferee is a Fund, shall not be deemed unreasonable). The Company will be deemed to have given its consent 10 Business Days after the Existing Lender has requested it (provided that the request for consent is transmitted to two individuals at the Company whose details have been provided to the Agent in connection with Clause 30 (Notices)) unless consent is expressly refused by the Company within that time.   (c) An assignment will only be effective on:   (i) receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and   (ii) performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.   (d) An assignment or transfer shall be in a minimum amount of US$ 1,000,000 (when aggregate with, for this purpose, the participations of Affiliates being transferred in a series of related transfers).     - 94 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (e) A transfer will only be effective if the procedure set out in Clause 23.5 (Procedure for transfer) is complied with.   (f) If:   (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and   (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs),   then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (f) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.   (g) Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.   23.3 Assignment or transfer fee   The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$ 3,500.   23.4 Limitation of responsibility of Existing Lenders   (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:   (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;   (ii) the financial condition of any Obligor;   (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or   (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,   and any representations or warranties implied by law are excluded.     - 95 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:   (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and   (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.   (c) Nothing in any Finance Document obliges an Existing Lender to:   (i) accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or   (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.   23.5 Procedure for transfer   (a) Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.   (b) The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.   (c) Subject to Clause 23.9 (Pro rata interest settlement), on the Transfer Date:   (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations");   (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;     - 96 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (iii) the Agent, the Arranger, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and   (iv) the New Lender shall become a Party as a "Lender".   23.6 Procedure for assignment   (a) Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.   (b) The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.   (c) Subject to Clause 23.9 (Pro rata interest settlement), on the Transfer Date:   (i) the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;   (ii) the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the "Relevant Obligations") and expressed to be the subject of the release in the Assignment Agreement; and   (iii) the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.   (d) Lenders may utilise procedures other than those set out in this Clause 23.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 23.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 23.2 (Conditions of assignment or transfer).     - 97 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    23.7 Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company   The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation send to the Company a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.   23.8 Security over Lenders’ rights   In addition to the other rights provided to Lenders under this Clause 23.8, each Lender may without consulting with or obtaining consent from any Obligor at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:   (a) any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and   (b) in the case of any Lender which is a Fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as Security for those obligations or securities,   except that no such charge, assignment or Security shall:   (i) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or   (ii) require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.   23.9 Pro rata interest settlement   If the Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 23.5 (Procedure for transfer) or any assignment pursuant to Clause 23.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):   (a) any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and     - 98 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (b) the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:   (i) when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and   (ii) the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 23.8, have been payable to it on that date, but after deduction of the Accrued Amounts.   (c) In this Clause 23.9 references to "Interest Period" shall be construed to include a reference to any other period for accrual of fees.   24. CHANGES TO THE OBLIGORS   24.1 Assignments and transfers by Obligors   No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.   24.2 Additional Borrowers   (a) Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 19.7 ("Know your customer" checks), the Company may request that Cable Onda and any of its wholly owned Subsidiaries becomes an Additional Borrower. That Subsidiary (including, for the avoidance of doubt, Cable Onda) shall become an Additional Borrower if:   (i) all the Lenders approve the addition of that Subsidiary;   (ii) the Company delivers to the Agent a duly completed and executed Accession Letter;   (iii) the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and   (iv) the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.   (b) The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).   (c) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.     - 99 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    24.3 Resignation of a Borrower   (a) The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Agent a Resignation Letter.   (b) The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:   (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and   (ii) the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,   at which time that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.   24.4 Repetition of Representations   Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.     - 100 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SECTION 10 THE FINANCE PARTIES   25. ROLE OF THE AGENT AND THE ARRANGER   25.1 Appointment of the Agent   (a) Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.   (b) Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.   25.2 Duties of the Agent   (a) Subject to paragraph (b) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.   (b) Without prejudice to Clause 23.7 (Copy of Transfer Certificate or Assignment Agreement to Company), paragraph (a) above shall not apply to any Transfer Certificate or to any Assignment Agreement.   (c) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.   (d) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.   (e) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.   (f) The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).   (g) The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.   25.3 Role of the Arranger   Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.     - 101 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    25.4 No fiduciary duties   (a) Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.   (b) Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.   25.5 Business with the Group   The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.   25.6 Rights and discretions of the Agent   (a) The Agent may rely on:   (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised;   (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and   (iii) a certificate from any person:   (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or   (B) to the effect that such person approves of any particular dealing, transaction, step, action or thing,   as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.   (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:   (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Non-payment));   (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and   (iii) any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.   (c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.     - 102 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (d) The Agent may act in relation to the Finance Documents through its personnel and agents.   (e) The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.   (f) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.   25.7 Majority Lenders’ instructions   (a) Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.   (b) The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.   (c) Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all the Finance Parties.   (d) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received any indemnification and/or such security as it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.   (e) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.   (f) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.     - 103 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    25.8 Responsibility for documentation   Neither the Agent nor the Arranger:   (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document;   (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or   (c) is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.   25.9 No duty to monitor   The Agent shall not be bound to enquire:   (a) whether or not any Default has occurred;   (b) as to the performance, default or any breach by any Party of its obligations under any Finance Document; or   (c) whether any other event specified in any Finance Document has occurred.   25.10 Exclusion of liability   (a) Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 28.11 (Disruption to Payment Systems etc.)), the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:   (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;   (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, unless directly caused by its gross negligence or wilful misconduct; or   (iii) without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:     - 104 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (A) any act, event or circumstance not reasonably within its control; or   (B) the general risks of investment in, or the holding of assets in, any jurisdiction,   including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.   (b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.   (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.   (d) Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:   (i) any "know your customer" or other checks in relation to any person; or   (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,   on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.   (e) Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.     - 105 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    25.11 Lenders’ indemnity to the Agent   Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 28.11 (Disruption to Payment Systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).   25.12 Resignation of the Agent   (a) The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom or Germany as successor by giving notice to the other Finance Parties and the Company.   (b) Alternatively the Agent may resign by giving 30 days’ notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.   (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom).   (d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.   (e) The Agent’s resignation notice shall only take effect upon the appointment of a successor.   (f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.   (g) After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.   (h) The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:     - 106 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (i) the Agent fails to respond to a request under Clause 12.7 (FATCA Information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;   (ii) the information supplied by the Agent pursuant to Clause 12.7 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or   (iii) the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,   and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.   25.13 Confidentiality   (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.   (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.   25.14 Relationship with the Lenders   (a) Subject to Clause 23.9 (Pro rata Interest Settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:   (i) entitled to or liable for any payment due under any Finance Document on that day; and   (ii) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,   unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.     - 107 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (b) Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 30.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 30.2 (Addresses) and paragraph (a)(ii) of Clause 30.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.   25.15 Credit appraisal by the Lenders   Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:   (a) the financial condition, status and nature of each member of the Group;   (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;   (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and   (d) the adequacy, accuracy and/or completeness of the Annual Report and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.   25.16 Reference Banks   If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.     - 108 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    25.17 Deduction from amounts payable by the Agent   If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.   25.18 Role of Reference Banks   (a) No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.   (b) No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document in its capacity as a Reference Bank, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.   (c) No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.   25.19 Third party Reference Banks   Any Reference Bank may rely on Clause 25.18 (Role of Reference Banks), Clause 35 (Confidentiality) and paragraph (b) of Clause 34.2 (Exceptions) subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.   26. CONDUCT OF BUSINESS BY THE FINANCE PARTIES   No provision of this Agreement will:   (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;   (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or   (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.   27. SHARING AMONG THE FINANCE PARTIES   27.1 Payments to Finance Parties   (a) If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 28 (Payment mechanics) (a "Recovered Amount") and applies that amount to a payment due under the Finance Documents then:     - 109 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (i) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;   (ii) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 28 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and   (iii) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.6 (Partial payments).   27.2 Redistribution of payments   The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 28.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.   27.3 Recovering Finance Party’s rights   On a distribution by the Agent under Clause 27.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.   27.4 Reversal of redistribution   If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:   (a) each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and   (b) as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.     - 110 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    27.5 Exceptions   (a) This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.   (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:   (i) it notified that other Finance Party of the legal or arbitration proceedings; and   (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.     - 111 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SECTION 11 ADMINISTRATION   28. PAYMENT MECHANICS   28.1 Payments to the Agent   (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.   (b) Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent, in each case, specifies.   28.2 Distributions by the Agent   Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to an Obligor), Clause 28.4 (Clawback and pre-funding) and Clause 25.17 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.   28.3 Distributions to an Obligor   The Agent may (with the consent of the Obligor or in accordance with Clause 29 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.   28.4 Clawback and pre-funding   (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.   (b) Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.   (c) If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:     - 112 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (i) the Agent shall notify the Company of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and   (ii) the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.   28.5 Impaired Agent   (a) If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 28.1 (Payments to the Agent) may instead either:   (i) pay that amount direct to the required recipient(s); or   (ii) if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the relevant Borrower or the Lender making the payment (the "Paying Party") and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the "Recipient Party" or "Recipient Parties"). In each case such payments must be made on the due date for payment under the Finance Documents.   (b) All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.   (c) A Party which has made a payment in accordance with this Clause 28.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.   (d) A Paying Party shall, promptly upon request by a Recipient Party and to the extent that it has been provided with the necessary information by that Recipient Party, give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.     - 113 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    28.6 Partial payments   (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:   (i) first, in or towards payment pro rata of any unpaid amount owing to the Agent and the Arranger under the Finance Documents;   (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;   (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and   (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.   (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.   (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.   28.7 No set-off by Obligors   All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.   28.8 Business Days   (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).   (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.   28.9 Currency of account   (a) Subject to paragraphs (b) and (c) below, the dollar is the currency of account and payment for any sum due from an Obligor under any Finance Document.   (b) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.     - 114 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (c) Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.   28.10 Change of currency   (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:   (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and   (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).   (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.   28.11 Disruption to Payment Systems etc.   If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:   (a) the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;   (b) the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;   (c) the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;   (d) any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 34 (Amendments and Waivers);     - 115 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

     (e) the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 28.11; and   (f) the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.   29. SET-OFF   (a) A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.   30. NOTICES   30.1 Communications in writing   Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.   30.2 Addresses   The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:   (a) in the case of the Company, that identified with its name below;   (b) in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and   (c) in the case of the Agent, that identified with its name below,   or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.   30.3 Delivery   (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:   (i) if by way of fax, when received in legible form; or   (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,     - 116 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.   (b) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).   (c) All notices from or to an Obligor shall be sent through the Agent.   (d) Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.   (e) Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.   30.4 Notification of address and fax number   Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 30.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.   30.5 Communication when Agent is Impaired Agent   If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.   30.6 Electronic communication   (a) Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:   (i) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and   (ii) notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.   (b) Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.     - 117 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (c) Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.   30.7 English language   (a) Any notice given under or in connection with any Finance Document must be in English.   (b) All other documents provided under or in connection with any Finance Document must be:   (i) in English; or   (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.   31. CALCULATIONS AND CERTIFICATES   31.1 Accounts   In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.   31.2 Certificates and determinations   Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.   31.3 Day count convention   Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.   32. PARTIAL INVALIDITY   If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.     - 118 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    33. REMEDIES AND WAIVERS   No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.   34. AMENDMENTS AND WAIVERS   34.1 Required consents   (a) Subject to Clause 34.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.   (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.   34.2 Exceptions   (a) An amendment or waiver that has the effect of changing or which relates to:   (i) the definition of "Majority Lenders" in Clause 1.1 (Definitions);   (ii) an extension to the date of payment of any amount under the Finance Documents other than an extension made pursuant to Clause 6.2 (Extension Option);   (iii) an increase or reduction in the Margin or an increase or reduction in the amount of any payment of principal, interest, fees or commission payable;   (iv) a change in currency of payment of any amount under the Finance Documents;   (v) an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;   (vi) a change to the Borrowers other than in accordance with Clause 24 (Changes to the Obligors) or the Guarantor;   (vii) any provision which expressly requires the consent of all the Lenders;   (viii) Clause 2.3 (Finance Parties’ rights and obligations), Clause 7 (Prepayment and cancellation), Clause 12 (Tax Gross-Up and Indemnities) (but only to the extent it relates to FATCA), Clause 18.18 (Sanctions), Clause 21.14 (Sanctions), Clause 23 (Changes to the Lenders), this Clause 34, Clause 38 (Governing law) or Clause 39.1 (Jurisdiction); or     - 119 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (ix) the nature or scope of the guarantee and indemnity granted under Clause 17 (Guarantee and indemnity),   shall not be made without the prior consent of all the Lenders.   (b) An amendment or waiver which relates to the rights or obligations of the Agent, the Arranger or a Reference Bank (each in their capacity as such) may not be effected without the consent of the Agent, the Arranger or that Reference Bank as the case may be.   34.3 Replacement of Screen Rate   Subject to paragraph (a) of Clause 34.2 (Exceptions), any amendment or waiver which relates to:   (a) providing for the use of a Replacement Benchmark; and     (b)   (i) aligning any provision of any Finance Document to the use of that Replacement Benchmark;   (ii) enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);   (iii) implementing market conventions applicable to that Replacement Benchmark;   (iv) providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or   (v) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation),   may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Company.     - 120 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    If any Lender fails to respond to a request for a consent pursuant to this Clause 34.3 within 20 Business Days (unless the Company and the Agent agree to a longer time period in relation to such request) of that request being made:   (a) that Lender shall not be included for the purpose of calculating the Total Commitments under the Facility when ascertaining whether the agreement of the majority of Total Commitments has been obtained to approve that request; and   (b) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of the Majority Lenders has been obtained to approve that request.   34.4 Replacement of Lenders   (a) If:   (i) any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below); or   (ii) an Obligor becomes obliged to repay any amount in accordance with Clause 7.1 (Illegality) or to pay additional amounts pursuant to Clause 13 (Increased costs) or, except to the extent attributable to Panama Withholding Tax, Clause 12.2 (Tax gross-up) or Clause 12.3 (Tax Indemnity), to any Lender;   then the Company may, on at least 10 Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a "Replacement Lender") selected by the Company, and which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (to the extent that the Agent has not given a notification under Clause 23.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.   (b) The replacement of a Lender pursuant to this Clause 34.4 shall be subject to the following conditions:   (i) the Company shall have no right to replace the Agent in its capacity as agent of the Finance Parties;   (ii) neither the Agent nor the Lender shall have any obligation to the Company to find a Replacement Lender;     - 121 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (iii) in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 30 Business Days after the date on which that Lender is deemed a Non-Consenting Lender;   (iv) in no event shall the Lender replaced under Clause 34.4 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and   (v) the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer.   (c) A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.   (d) In the event that:   (i) the Company or the Agent (at the request of the Company) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;   (ii) the consent, waiver or amendment in question requires the approval of all the Lenders; and   (iii) Lenders whose Commitments aggregate in the case of a consent, waiver or amendment requiring the approval of all the Lenders, more than 85 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 85 per cent. of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a "Non-Consenting Lender".   34.5 Disenfranchisement of Defaulting Lenders   (a) For so long as a Defaulting Lender has any Available Commitment, in ascertaining:   (i) the Majority Lenders; or   (ii) whether:   (A) any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the Facility; or   (B) the agreement of any specified group of Lenders,     - 122 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitment under the relevant Facility will be reduced by the amount of its Available Commitment under the relevant Facility and to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.   (b) For the purposes of this Clause 34.4, the Agent may assume that the following Lenders are Defaulting Lenders:   (i) any Lender which has notified the Agent that it has become a Defaulting Lender;   (ii) any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of "Defaulting Lender" has occurred,   unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.   34.6 Excluded Commitments   If any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 10 Business Days (unless the Company and the Agent agree to a longer time period in relation to any request) of that request being made:   (a) its Commitment shall not be included for the purpose of calculating the Total Commitments under the relevant Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and   (b) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.   34.7 Replacement of a Defaulting Lender   (a) The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving at least 10 Business Days’ prior written notice to the Agent and such Lender:   (i) replace such Lender by requiring such Lender to (and to the extent permitted by law, such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement; or   (ii) require such Lender to (and to the extent permitted by law, such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of the undrawn Commitment of the Lender,     - 123 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

     to a Lender or other bank, financial institution, trust, fund or other entity (a "Replacement Non-Defaulting Lender") selected by the Company which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:   (A) in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (to the extent that the Agent has not given a notification under Clause 23.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents; or   (B) in an amount agreed between that Defaulting Lender, the Replacement Non-Defaulting Lender and the Company and which does not exceed the amount described in paragraph (A) above.   (b) Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions:   (i) the Company shall have no right to replace the Agent in its capacity as agent of the Finance Parties;   (ii) neither the Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Non- Defaulting Lender;   (iii) the transfer must take place no later than 10 Business Days after the notice referred to in paragraph (a) above unless any failure to effect the transfer within that period is due to the Defaulting Lender’s failure to complete the checks referred to in paragraph (b)(iv) below;   (iv) in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Non-Defaulting Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and   (v) the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Non-Defaulting Lender.   (c) The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.     - 124 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    35. CONFIDENTIALITY   35.1 Confidential Information   Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 35.2 (Disclosure of Confidential Information) and Clause 35.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.   35.2 Disclosure of Confidential Information   Any Finance Party may disclose:   (a) to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;   (b) to any person:   (i) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;   (ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;   (iii) appointed by any Finance Party or by a person to whom sub paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 25.14 (Relationship with the Lenders));   (iv) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (ii) above;   (v) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;     - 125 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (vi) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;   (vii) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 23.8 (Security over Lenders’ rights);   (viii) who is a Party; or   (ix) with the consent of the Company;   in each case, such Confidential Information as that Finance Party shall consider appropriate if:   (A) in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;   (B) in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;   (C) in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information; and   (D) in relation to paragraphs (b)(vi) and (b)(vii) above, the Company is informed of any such disclosure;   (c) to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party;     - 126 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (d) to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information,   provided that in all cases the prior consent of the Company shall be required for disclosure of Confidential Information by a Finance Party to a Fund or to any commercial competitor of any member of the Group.   35.3 Disclosure to numbering service providers   (a) Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:   (i) names of Obligors;   (ii) country of domicile of Obligors;   (iii) place of incorporation of Obligors;   (iv) date of this Agreement;   (v) the names of the Agent and the Arranger;   (vi) date of each amendment and restatement of this Agreement;   (vii) amount of Total Commitments;   (viii) currencies of the Facility;   (ix) type of Facility;   (x) ranking of Facility;   (xi) Termination Date and the Extended Termination Date (if applicable);   (xii) changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and   (xiii) such other information agreed between such Finance Party and the Company,   to enable such numbering service provider to provide its usual syndicated loan numbering identification services.     - 127 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (b) The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.   (c) The Company represents that none of the information set out in paragraphs (a)(i) to (a)(xiii) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.   (d) The Agent shall notify the Company and the other Finance Parties of:   (i) the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and   (ii) the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.   35.4 Entire agreement   This Clause 35 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.   35.5 Inside information   Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.   35.6 Notification of disclosure   Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:   (a) of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 35.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and   (b) upon becoming aware that Confidential Information has been disclosed in breach of this Clause 35 (Confidentiality).     - 128 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    35.7 Continuing obligations   The obligations in this Clause 35 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:   (a) the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and   (b) the date on which such Finance Party otherwise ceases to be a Finance Party.   36. CONFIDENTIALITY OF REFERENCE BANK RATES   36.1 Confidentiality and disclosure   (a) The Agent agrees to keep each Reference Bank Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.   (b) The Agent may disclose any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.   (c) The Agent may disclose any Reference Bank Quotation to:   (i) any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;   (ii) any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent, as the case may be, it is not practicable to do so in the circumstances;     - 129 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (iii) any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent, as the case may be, it is not practicable to do so in the circumstances; and   (iv) any person with the consent of the relevant Reference Bank, as the case may be.   (d) The Agent’s obligations in this Clause 36 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 8.4 (Notification of rates of interest) provided that (other than pursuant to paragraph (b)(i) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.   36.2 Other obligations   (a) The Agent acknowledges that each Reference Bank Quotation is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent undertakes not to use any Reference Bank Quotation for any unlawful purpose.   (b) The Agent agrees (to the extent permitted by law and regulation) to inform the relevant Reference Bank, as the case may be:   (i) of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 36.1 (Confidentiality and disclosure) above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and   (ii) upon becoming aware that any information has been disclosed in breach of this Clause 36.   37. COUNTERPARTS   Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.     - 130 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SECTION 12 GOVERNING LAW AND ENFORCEMENT   38. GOVERNING LAW   This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.   39. ENFORCEMENT   39.1 Jurisdiction   (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or the consequences of its nullity or any non-contractual obligations arising out of or in connection with this Agreement) (a "Dispute").   (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.   (c) This Clause 39.1 (Jurisdiction) is for the benefit of the Finance Parties only. As a result, and notwithstanding paragraph (a) of Clause 39.1, any Finance Party may take proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.   39.2 Service of process   Each Obligor agrees that the documents which start any proceedings in relation to any Finance Document, and any other documents required to be served in connection with those proceedings, may be served on it by being delivered to the Company at 5th Floor, 610 Chiswick High Road, London, W4 5RU, United Kingdom or to such other address in England and Wales as each such Obligor may specify by notice in writing to the Agent. Nothing in this paragraph shall affect the right of any Finance Party to serve process in any other manner permitted by law. This Clause applies to proceedings in England and proceedings elsewhere.   39.3 Waiver of Immunity   Each Obligor waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:   (a) the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and   (b) the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.   This Agreement has been entered into on the date stated at the beginning of this Agreement.     - 131 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SCHEDULE 1   THE ORIGINAL PARTIES   PART I   THE ORIGINAL OBLIGORS   Registration number (or Name of Original Borrower equivalent, if any)     Millicom International Cellular S.A.     Registration number (or Name of Guarantor equivalent, if any)     Millicom International Cellular S.A.       - 132 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    PART II   THE ORIGINAL LENDERS   Name of Original Lender   Commitment (USD)          Morgan Stanley Senior Funding, Inc.     330,000,000           Goldman Sachs Bank USA     660,000,000           J.P. Morgan Securities plc     660,000,000           TOTAL     1,650,000,000      - 133 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SCHEDULE 2 CONDITIONS PRECEDENT   PART I CONDITIONS PRECEDENT TO INITIAL UTILISATION   1. Original Obligors   (a) A copy of the constitutional documents of each Original Obligor.   (b) A copy of a resolution of the board of directors of each Original Obligor:   (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;   (ii) approving the transactions contemplated by the Acquisition;   (iii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and   (iv) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.   (c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.   (d) A certificate of the Company (signed by an authorised signatory) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.   (e) A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.   2. Legal opinions   (a) A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.   (b) A legal opinion of Hogan Lovells (Luxembourg) LLP, legal advisers to the Company in Luxembourg, substantially in the form distributed to the Original Lenders prior to signing this Agreement.   (c) If an Original Obligor is incorporated in a jurisdiction other than England and Wales, or Luxembourg, a legal opinion of the legal advisers to the Arranger and the Agent in the relevant jurisdiction, substantially in the form distributed to the Original Lenders prior to signing this Agreement.     - 134 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    3. Other documents and evidence   (a) This Agreement, the Fee Letters and the Engagement Letter each duly executed by the Obligors party to it.   (b) The 2017 Annual Report.   (c) A Group structure chart which shows the Group as at the date of this Agreement.   (d) A copy of any other Authorisation or other document, opinion or assurance which the Agent reasonably considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.   (e) The Original Financial Statements of each Original Obligor.   (f) Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) have been paid or will be paid by the first Utilisation Date (provided that invoices in respect of any costs and expenses (including, without limitation, legal fees) have been received by the Company at least three Business Days prior to the first Utilisation Date).   (g) Evidence satisfactory to the Agent that each Lender has carried out and is satisfied with the results of all "know your customer" or other similar checks required in respect of the Original Obligors.   (h) A copy of the Acquisition Agreements for information purposes only and without a right of approval for the Agent or any of the other Finance Parties.   (i) A certificate of the Company (signed by an authorised signatory) certifying that (i) no material terms and conditions of the Acquisition Agreements have been amended or waived without the consent of the Arrangers (who shall act reasonably in giving consent) except to the extent it does not materially and adversely affect the interests of the Lenders as a whole under the Finance Documents; and (ii) the amounts to be drawn under the Facility together with any other amounts available to the Group are sufficient to pay the purchase price under the Acquisition Agreements.      - 135 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    PART II CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL BORROWER   1. An Accession Letter, duly executed by the Additional Borrower and the Company.   2. A copy of the constitutional documents of the Additional Borrower.   3. A copy of a resolution of the board of directors of the Additional Borrower:   (a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;   (b) authorising a specified person or persons to execute the Accession Letter on its behalf; and   (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.   4. A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.   5. A certificate of the Additional Borrower (signed by an authorised signatory) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.   6. A certificate of an authorised signatory of the Additional Borrower certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.   7. A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.   8. If available, the latest audited financial statements of the Additional Borrower.   9. A legal opinion of the legal advisers to the Agent, addressed to the Finance Parties.   10. If the Additional Borrower is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Agent in the jurisdiction in which the Additional Borrower is incorporated (or by legal advisers to the Company if it is standard market practice in that jurisdiction for the Company’s legal advisers to provide such opinions).   11. If the Additional Borrower is incorporated in a jurisdiction other than England and Wales, evidence that any process agent referred to in Clause 39.2 (Service of process) has accepted its appointment in relation to the Additional Borrower.   12. Evidence satisfactory to the Agent that each Lender has carried out and is satisfied with the results of all "know your customer" or other similar checks required in respect of the Additional Obligor.     - 136 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SCHEDULE 3 REQUESTS   PART I UTILISATION REQUEST   From: [name of relevant Borrower]     To: J.P. Morgan Europe Limited as Agent     Dated:       Dear Sirs     Millicom International Cellular S.A. – US$ 1,650,000,000 Facility Agreement dated [?] 2019 (the "Agreement")   1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.   2. We wish to borrow a Loan on the following terms:   Proposed Utilisation Date: [•] (or, if that is not a Business Day, the next   Business Day)     Facility to be utilised: The Facility     Currency of Loan: [•]     Amount: [•] or, if less, the Available Facility     Interest Period: [•]     Net Leverage Ratio1     3. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) [or, to the extent applicable, Clause 4.3 (Certain Funds Period)] of the Agreement is satisfied on the date of this Utilisation Request.   4. The proceeds of this Loan should be credited to [account].   5. This Utilisation Request is irrevocable.   Yours faithfully   _________________________________ authorised signatory for and on behalf of [name of relevant Borrower]     1 Based on most recently delivered financial statements/Compliance Certificate.     - 137 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    PART II SELECTION NOTICE   From: [name of relevant Borrower]     To: J.P. Morgan Europe Limited as Agent     Dated:       Dear Sirs     Millicom International Cellular S.A. – US$ 1,650,000,000 Facility Agreement dated [?] 2019 (the "Agreement")   1. We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.   2. We refer to the following Loan[s] with an Interest Period ending on [                ]*.   3. [We request that the above Loan[s] be divided into [           ] Loans with the following amounts and Interest Periods:] **     or   [We request that the next Interest Period for the above Loan[s] is [       ]].***   4. This Selection Notice is irrevocable.   Yours faithfully   ________________________ authorised signatory for [the Company on behalf of] [name of relevant Borrower]     * Insert details of all Loans which have an Interest Period ending on the same date.   ** Use this option if division of Loans is requested.   *** Use this option if sub-division is not required.     - 138 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SCHEDULE 4 FORM OF TRANSFER CERTIFICATE   To: J.P. Morgan Europe Limited as Agent     From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")     Dated:     Millicom International Cellular S.A. – US$ 1,650,000,000 Facility Agreement dated [?] 2019 (the "Agreement")   1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.   2. We refer to Clause 23.5 (Procedure for transfer):   (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 23.5 (Procedure for transfer), all of the Existing Lender’s rights and obligations under the Agreement and other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement as specified in the Schedule.   (b) The proposed Transfer Date is [•].   (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.   3. The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 23.4 (Limitation of responsibility of Existing Lenders).   [5/6]. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.   [6/7]. This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.   [7/8]. This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.     - 139 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    THE SCHEDULE   Commitment/rights and obligations to be transferred   [insert relevant details]   [Facility Office address, fax number and attention details for notices and account details for payments,]   For and on behalf of For and on behalf of [Existing Lender] [New Lender]     By: By:   This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [•].   For and on behalf of [?]   By:     - 140 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SCHEDULE 5 FORM OF ASSIGNMENT AGREEMENT   To: J.P. Morgan Europe Limited as Agent and Millicom International Cellular S.A. as Company, for and on behalf of each Obligor     From: [the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender")     Dated:     Millicom International Cellular S.A. – US$ 1,650,000,000 Facility Agreement dated [?] 2019 (the "Agreement")   1. We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.   2. We refer to Clause 23.6 (Procedure for assignment):   (a) The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement as specified in the Schedule.   (b) The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement specified in the Schedule.   (c) The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.2   3. The proposed Transfer Date is [•].   4. On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.   5. The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.   6. The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 23.4 (Limitation of responsibility of Existing Lenders).   [8/9]. This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 23.7 (Copy of Transfer Certificate or Assignment Agreement to Company), to the Company (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.     2 If the Assignment Agreement is used in place of a Transfer Certificate in order to avoid a novation of rights/obligations for reasons relevant to a civil jurisdiction, local law advice should be sought to check the suitability of the Assignment Agreement due to the assumption of obligations contained in paragraph 2(c).     - 141 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    [9/10]. This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.   [10/11]. This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.   [11/12].This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.   - 142 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    THE SCHEDULE   Rights to be assigned and obligations to be released and undertaken   [insert relevant details]   [Facility office address, fax number and attention details for notices and account details for payments]   For and on behalf of For and on behalf of [Existing Lender] [New Lender]     By: By:   This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [•].   Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.   For and on behalf of   [?]   By:     - 143 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SCHEDULE 6 FORM OF ACCESSION LETTER   To: J.P. Morgan Europe Limited as Agent     From: [Subsidiary] and Millicom International Cellular S.A.     Dated:       Dear Sirs     Millicom International Cellular S.A. – US$ 1,650,000,000 Facility Agreement dated [?] 2019 (the "Agreement")   1. We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.   2. [Subsidiary] agrees to become an Additional Borrower and to be bound by the terms of the Agreement as an Additional Borrower pursuant to Clause 24.2 (Additional Borrowers) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].   3. [The Company confirms that no Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower.]3   4. [Subsidiary’s] administrative details are as follows:     Address:   Fax No:     Attention:   5. This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.   [This Accession Letter is entered into by deed.]   For and on behalf of For and on behalf of Millicom International Cellular S.A. [Subsidiary]     By: By:     3 Include in the case of an Additional Borrower.     - 144 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SCHEDULE 7 FORM OF RESIGNATION LETTER   To: J.P. Morgan Europe Limited as Agent     From: [resigning Borrower] and Millicom International Cellular S.A.     Dated:       Dear Sirs     Millicom International Cellular S.A. – US$ 1,650,000,000 Facility Agreement dated [?] 2019 (the "Agreement")   1. We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.   2. Pursuant to Clause 24.3 (Resignation of a Borrower), we request that [resigning Borrower] be released from its obligations as a Borrower under the Agreement.   3. We confirm that:   (a) no Default is continuing or would result from the acceptance of this request; and   (b) [•]*   4. This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.   For and on behalf of For and on behalf of Millicom International Cellular S.A. [Subsidiary]     By: By:   NOTES:   * Insert any other conditions required by the Facility Agreement.     - 145 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SCHEDULE 8 FORM OF COMPLIANCE CERTIFICATE   To: J.P. Morgan Europe Limited as Agent     From: Millicom International Cellular S.A.     Dated:       Dear Sirs     Millicom International Cellular S.A. – US$ 1,650,000,000 Facility Agreement dated [?] 2019 (the " Agreement")   1. We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.   2. We confirm that:   (a) in respect of the Relevant Period ending on [•], Consolidated Net Debt for such Relevant Period was [•] and Consolidated EBITDA was [•]. Therefore Net Leverage Ratio was [•] and the covenant contained in paragraph (a) of Clause 20.2 (Financial Condition) [has/has not] been complied with; and   (b) in respect of the Relevant Period ending on [•], Consolidated EBITDA for such Relevant Period was [•] and Consolidated Interest Expense was [•]. Therefore Interest Cover was [•] and the covenant contained in paragraph (b) of Clause 20.2 (Financial Condition)) [has/has not] been complied with.   3. [We confirm that no Default is continuing.]*   Signed:             Director   Director   of   of   Company   Company   NOTES:   * If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.     - 146 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SCHEDULE 9 LMA FORM OF CONFIDENTIALITY UNDERTAKING   THIS MASTER CONFIDENTIALITY UNDERTAKING is dated [•] and made between:   (1) [•]; and   (2) [•].   Either party (in this capacity the "Purchaser") may from time to time consider acquiring an interest from the other party (in this capacity the "Seller") in certain Agreements which, subject to the Agreements, may be by way of novation, assignment, the entering into, whether directly or indirectly, of a sub-participation or any other transaction under which payments are to be made or may be made by reference to one or more relevant Finance Documents and/or one or more relevant Obligors or by way of investing in or otherwise financing, directly or indirectly, any such novation, assignment, sub-participation or other transaction (each an "Acquisition"). In consideration of the Seller agreeing to make available to the Purchaser certain information in relation to each Acquisition it is agreed as follows:   1. CONFIDENTIALITY UNDERTAKING   The Purchaser undertakes in relation to each Acquisition made or which may be made by it (a) to keep all Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition confidential and not to disclose it to anyone, save to the extent permitted by paragraph 2 below and to ensure that all Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition is protected with security measures and a degree of care that would apply to the Purchaser’s own confidential information and (b) until that Acquisition is completed, to use the Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition only for the Permitted Purpose.   2. PERMITTED DISCLOSURE   The Purchaser may disclose in relation to each Acquisition made or which may be made by it:   2.1 to any of its Affiliates and any of its or their officers, directors, employees, professional advisers and auditors such Confidential Information as the Purchaser shall consider appropriate if any person to whom such Confidential Information is to be given pursuant to this paragraph 2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to such Confidential Information;   2.2 subject to the requirements of the relevant Agreement, to any person:   (a) to (or through) whom the Purchaser assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations which it may acquire under that Agreement such Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition as the Purchaser shall consider appropriate if the person to whom such Confidential Information is to be given pursuant to this sub-paragraph (a) of paragraph 2.2 has delivered a letter to the Purchaser in equivalent form to this undertaking;     - 147 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    (b) with (or through) whom the Purchaser enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to that Agreement or any relevant Obligor such Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition as the Purchaser shall consider appropriate if the person to whom such Confidential Information is to be given pursuant to this sub-paragraph (b) of paragraph 2.2 has delivered a letter to the Purchaser in equivalent form to this undertaking;   (c) to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation such Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition as the Purchaser shall consider appropriate; and   2.3 notwithstanding paragraphs 2.1 and 2.2 above, Confidential Information to such persons to whom, and on the same terms as, a Finance Party is permitted to disclose such Confidential Information under the Agreement to which that Acquisition relates, as if such permissions were set out in full in this undertaking for the purposes of that Acquisition and as if references in those permissions to Finance Party were references to the Purchaser for the purposes of that Acquisition.   3. NOTIFICATION OF DISCLOSURE   The Purchaser agrees in relation to each Acquisition made or which may be made by it (to the extent permitted by law and regulation) to inform the Seller:   3.1 of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (c) of paragraph 2.2 above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and   3.2 upon becoming aware that Confidential Information relating to that Acquisition has been disclosed in breach of this undertaking.   4. RETURN OF COPIES   If the Purchaser does not enter into an Acquisition and the Seller so requests in writing, the Purchaser shall return or destroy all Confidential Information supplied to the Purchaser by the Seller in relation to that Acquisition and destroy or permanently erase (to the extent technically practicable) all copies of such Confidential Information made by the Purchaser and use its reasonable endeavours to ensure that anyone to whom the Purchaser has supplied any such Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that the Purchaser or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under sub- paragraph (c) of paragraph 2.2 above.     - 148 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    5. CONTINUING OBLIGATIONS   The obligations in this undertaking are continuing and, in particular, shall survive and remain binding on the Purchaser in relation to each Acquisition made or which may be made by it until (a) if the Purchaser becomes a party to the Agreement to which that Acquisition relates as a lender of record, the date on which the Purchaser becomes such a party to such Agreement; (b) if the Purchaser enters into that Acquisition but it does not result in the Purchaser becoming a party to the Agreement to which that Acquisition relates as a lender of record, the date falling twelve months after the date on which all of the Purchaser’s rights and obligations contained in the documentation entered into to implement that Acquisition have terminated; or (c) in any other case the date falling twelve months after the date of the Purchaser’s final receipt (in whatever manner) of any Confidential Information in relation to that Acquisition.   6. NO REPRESENTATION; CONSEQUENCES OF BREACH, ETC.   The Purchaser acknowledges and agrees that, in relation to each Acquisition made or which may be made by it:   6.1 neither the Seller, nor any member of the relevant Group nor any of the Seller’s or the relevant Group’s respective officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information supplied by the Seller to the Purchaser in relation to that Acquisition or any other information supplied by the Seller to the Purchaser in relation to that Acquisition or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information supplied by the Seller to the Purchaser in relation to that Acquisition or any other information supplied by the Seller to the Purchaser in relation to that Acquisition or be otherwise liable to the Purchaser or any other person in respect of the Confidential Information supplied by the Seller to the Purchaser in relation to that Acquisition or any such information; and   6.2 the Seller or members of the relevant Group may be irreparably harmed by the breach of the terms of this undertaking and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this undertaking by the Purchaser.   7. ENTIRE AGREEMENT: NO WAIVER; AMENDMENTS, ETC.   7.1 This undertaking constitutes the entire agreement between the Seller and the Purchaser in relation to the Purchaser’s obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.     - 149 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

     7.2 No failure to exercise, nor any delay in exercising any right or remedy under this undertaking will operate as a waiver of any such right or remedy or constitute an election to affirm this letter. No election to affirm this letter will be effective unless it is in writing. No single or partial exercise of any right or remedy will prevent any further or other exercise or the exercise of any other right or remedy under this undertaking.   7.3 The terms of this undertaking and the Purchaser’s obligations under this undertaking may only be amended or modified by written agreement between the parties.   8. INSIDE INFORMATION   The Purchaser acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Purchaser undertakes not to use any Confidential Information for any unlawful purpose.   9. NATURE OF UNDERTAKINGS   The undertakings given by the Purchaser in this undertaking are given to the Seller and are also given for the benefit of the relevant Company and each other member of the relevant Group.   10. THIRD PARTY RIGHTS   10.1 Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this undertaking has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this undertaking.   10.2 The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.   10.3 Notwithstanding any provisions of this undertaking, the parties to this undertaking do not require the consent of any Relevant Person to rescind or vary this undertaking at any time.   11. GOVERNING LAW AND JURISDICTION   11.1 This undertaking and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of any Acquisition) are governed by English law.   11.2 The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this undertaking (including a dispute relating to any non-contractual obligation arising out of or in connection with either this undertaking or the negotiation of any Acquisition).     - 150 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    12. DEFINITIONS   In this undertaking terms defined in the relevant Agreement (as defined below) shall, unless the context otherwise requires, have the same meaning and:   "Agreement" means the USD 1,650,000,000 facility agreement dated [•] 2019 between, amongst others, Millicom International Cellular S.A. as the company, J.P. Morgan Europe Limited as agent and certain financial institutions named therein as lenders.   "Company" means Millicom International Cellular S.A.   "Confidential Information" means, in relation to each Acquisition, all information relating to the relevant Company, any relevant Obligor, the relevant Group, the relevant Finance Documents, [the/a] relevant Facility and/or that Acquisition which is received by the Purchaser in relation to the relevant Finance Documents or [the/a] relevant Facility from the Seller or any of its affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:   (a) is or becomes public information other than as a direct or indirect result of any breach by the Purchaser of this undertaking; or   (b) is identified in writing at the time of delivery as non-confidential by the Seller or its advisers; or   (c) is known by the Purchaser before the date the information is disclosed to the Purchaser by the Seller or any of its affiliates or advisers or is lawfully obtained by the Purchaser after that date, from a source which is, as far as the Purchaser is aware, unconnected with the relevant Group and which, in either case, as far as the Purchaser is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.   "Group" means, in relation to each Acquisition, the relevant Company and its subsidiaries for the time being (as such term is defined in the Companies Act 2006).   "Permitted Purpose" means, in relation to each Acquisition, considering and evaluating whether to enter into that Acquisition.   This undertaking has been entered into on the date stated at the beginning of this undertaking     - 151 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SIGNATURES   [•]   By:   [•]   By:     - 152 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SCHEDULE 10 TIMETABLES   Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of U-3 a Utilisation Request))   9.30am     Agent notifies the Lenders of the Loan in accordance with Clause 5.4 U-3 (Lenders’ participation)   3.00pm     LIBOR is fixed Quotation Day as of 11:00 a.m. London time   "U" = date of utilisation   "U - X" = Business Days prior to date of utilization     - 153 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SCHEDULE 11 FORM OF INCREASE CONFIRMATION   To: J.P. Morgan Europe Limited as Agent, and Millicom International Cellular S.A. as Company, for and on behalf of each Obligor     From: [the Increase Lender] (the "Increase Lender")     Dated:     Millicom International Cellular S.A. – US$ 1,650,000,000 Facility Agreement dated [?] 2019 (the "Agreement")   1. We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.   2. We refer to Clause 2.2 (Increase) of the Agreement.   3. The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the "Relevant Commitment") as if it was an Original Lender under the Agreement.   4. The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the "Increase Date") is [•].   5. On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender.   6. The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.   7. The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (g) of Clause 2.2 (Increase).   [10/11.] This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.   [11/12.] This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.   [12/13]. This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation.     - 154 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    THE SCHEDULE   Relevant Commitment/rights and obligations to be assumed by the Increase Lender   [insert relevant details]   [Facility office address, fax number and attention details for notices and account details for payments]   [Increase Lender]   By:   This Increase Confirmation is accepted as an Increase Confirmation for the purposes of the Agreement by the Agent and the Increase Date is confirmed as [•].   Agent   By:     - 155 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SCHEDULE 12 FORM OF SUBSTITUTE AFFILIATE LENDER DESIGNATION NOTICE   To: J.P. Morgan Europe Limited as Agent     Cc: Millicom International Cellular S.A. as the Company     From: [Designating Lender] (the "Designating Lender")     Dated: [•]     Dear Sirs     Millicom International Cellular S.A. – US$ 1,650,000,000 Facility Agreement dated [?] 2019 (the " Agreement")   1. We refer to the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this Designation Notice.   2. We hereby designate our Affiliate details of which are given below as a Substitute Affiliate Lender in respect of any Loans required to be advanced to [specify name of borrower or refer to all borrowers in a particular jurisdiction etc] ("Designated Loans").   3. The details of the Substitute Affiliate Lender are as follows:     Name:   Facility Office:   Fax Number:     Attention:   Jurisdiction of Incorporation:   4. By countersigning this notice below the Substitute Affiliate Lender agrees to become a Designated Affiliate Lender in respect of Designated Loans as indicated above and agrees to be bound by the terms of the Facility Agreement accordingly.   5. This Designation Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.     - 156 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    _________________________ For and on behalf of [Designating Lender]   We acknowledge and agree to the terms of the above.   _________________________ For and on behalf of [Substitute Affiliate Lender]   We acknowledge the terms of the above.   _________________________ For and on behalf of The Agent   Dated: [•]     - 157 -   tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    SIGNATURES   THE COMPANY       For and on behalf of   MILLICOM INTERNATIONAL CELLULAR S.A.     By: /s/ Justine Dimovic   Justine Dimovic     Group Treasurer     By:     Address: 2, rue du Fort Bourbon, L-1249, Luxembourg, Grand Duchy of Luxembourg   THE ORIGINAL BORROWERS       For and on behalf of   MILLICOM INTERNATIONAL CELLULAR S.A.     By: /s/ Justine Dimovic   Justine Dimovic     Group Treasurer     By:     Address: 2, rue du Fort Bourbon, L-1249, Luxembourg, Grand Duchy of Luxembourg   THE GUARANTOR       For and on behalf of   MILLICOM INTERNATIONAL CELLULAR S.A.     By: /s/ Justine Dimovic   Justine Dimovic     Group Treasurer     By:     Address: 2, rue du Fort Bourbon, L-1249, Luxembourg, Grand Duchy of Luxembourg    Company signature page to Facility Agreement     tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    THE ARRANGERS       For and on behalf of   GOLDMAN SACHS BANK USA       By: /s/ Rob Cockburn     Rob Cockburn     Authorised Signatory         Address:          Fax:       For and on behalf of   J.P. MORGAN SECURITIES PLC       By: /s/ Zev Garell     Zev Garell         Address:25 Bank St     London UK         Fax: +44 (0) 207 777 3049     For and on behalf of   MORGAN STANLEY BANK INTERNATIONAL LIMITED       By: /s/ [Illegible]         Address:25 Cabot Square     Canary Wharf     London E14 4QA     UK         Fax: +44 (0) 20 7425 8990     Arranger signature page to Facility Agreement      tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    THE AGENT       For and on behalf of   J.P. MORGAN EUROPE LIMITED       By: /s/ Fatma Mustafa Authorised Signatory     Fatma Mustafa     Vice President Address: 25 Bank Street, Canary Wharf, London E14 5JP         Fax: +44 (0)20 7777 2360     Agent’s contact details for funding, repayment or interest issues:   25 Bank Street, Canary Wharf, London E14 5JP   Agent’s contact details for all other issues:   25 Bank Street, Canary Wharf, London El4 5JP   Agent signature page to Facility Agreement     tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]

    THE ORIGINAL LENDERS       For and on behalf of   GOLDMAN SACHS BANK USA     By: /s/ Rob Cockburn     Rob Cockburn     Authorised Signatory         Address:          Fax:       For and on behalf of   J.P. MORGAN SECURITIES PLC       By: /s/ Richard Johansson     Richard Johansson     Executive Director         Address: 25 Bank street, London, E14 5JP         Fax: +44 207 777 4821     For and on behalf of   MORGAN STANLEY SENIOR FUNDING, INC.           By:       Address:103-105 Waterloo Street     Glasgow     Attn: Angela Mullaney/     Anne Blanco         Fax:        Lender signature page to Facility Agreement       tv514842_ex4-7.htm[27-Feb-19 4:39:56 PM]